U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A POS

Post-Qualification Amendment No. 3

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Harrison, Vickers & Waterman, Inc.

(Exact name of issuer as specified in its charter)

Wyoming

(State of other jurisdiction of incorporation or organization)

5781 Schaefer Avenue

Chino, CA 91710

844-773-3823

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Matheau J. W. Stout, Esq.

201 International Circle, Suite 230

Hunt Valley, Maryland 21030

(410) 429-7076

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

5810	26-2883037
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

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PART II - OFFERING CIRCULAR - FORM 1-A: TIER 1

Dated: December 23, 2022

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

HARRISON, VICKERS & WATERMAN, INC.

5781 Schaefer Avenue

Chino, CA 91710

844-773-3823

admin@joinmps.com

12,500,000,000 Shares of Common Stock at $0.0004 per Share

Minimum Investment: 10,000,000 Shares ($4,000.00)

Maximum Offering: $5,000,000

See The Offering - Page 5 and Securities Being Offered - Page 29 For Further Details

None of the Securities Offered Are Being Sold By Present Security Holders

This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 180 Days from the date of qualification by the Securities And Exchange Commission,

Unless Extended or Terminated Earlier By The Issuer

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 6 THROUGH PAGE 14 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

			Proceeds to	Proceeds to
	Price to Public	Commissions (1)	Company (2)	Other Persons (3)
Per Share	$0.0004	$0	$0.0004	None
Minimum Investment	$4,000	$0	$4,000	None
Maximum Offering	$5,000,000	$0	$5,000,000	None

(1)The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2)Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

This offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Harrison, Vickers & Waterman, Inc. a Wyoming Corporation (“HVCW” or the “Company”). There are 12,500,000,000 Shares being offered at a price of $0.0004 per Share with a minimum purchase of 10,000,000 shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is $5,000,000 (the “Maximum Offering”).

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 180 Days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO.

Funds will be promptly refunded without interest, for sales that are not consummated. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE

SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$0.0004
Minimum Investment:	$4,000 per investor (10,000,000 Shares of Common Stock)
Maximum Offering:	$5,000,000. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	12,500,000,000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO ISSUER” on page 18 herein.
Voting Rights:	The Shares have full voting rights.
Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 180 Days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 180 Days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	6,564,838,949 Shares
Common Stock in this Offering	12,500,000,000 Shares
Stock to be outstanding after the offering (2)	19,064,838,949 Shares

(1)No Preferred Stock is being sold in this Offering. 6,564,838,949 Common Stock was Outstanding as of September 30, 2022 and December 13, 2022. The Company has six classes of preferred stock outstanding as of December 13, 2022, Preferred Series A, Preferred Series B, Preferred Series C, Preferred Series D, Preferred Series F and Preferred Series G.

(2)The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

Our common stock is quoted on OTCMarkets.com under trading symbol “HVCW.” We are not listed on any stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance Harrison, Vickers & Waterman, Inc. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has Limited Operating History.

The Company has a limited operating history and has suffered losses and there can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will continue to generate significant operating revenues or that its operations will be profitable.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan.

The Company’s success is heavily dependent upon the continued active participation of the Company’s current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company’s business, financial condition or results of operations. Further, the Company’s success and achievement of the Company’s growth plans depend on the Company’s ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People.

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person’s absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain.

Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lacks The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

Changes In Employment Laws Or Regulation Could Harm The Company’s Performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured.

The Company’s regular bank accounts each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative.

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will continue to generate significant revenues or profits.

The Company Will Likely Incur Debt.

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues.

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Increased Costs Could Affect The Company.

An increase in the cost of raw materials or energy could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

We May Not Be Able to Maintain and Enhance Our Image.

It is important that the Company maintains and enhances the image of its existing service offerings. The image and reputation of the Company may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and reputation. From time to time, the Company may receive complaints from customers regarding the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to lawsuits from customers alleging injury because of a purported defect in services provided by the Company, claiming substantial damages and demanding payments from the Company. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand may have a material adverse effect on its consolidated financial results as well as your investment.

If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete.

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company’s Business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company’s Current Business Plan.

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares.

Our CEO, Robert W. Tetsch, has majority voting control over the Company through his ownership of all 51 Shares of our Series B Preferred Stock, which are “super-voting” and entitle him to cast 51% of the vote on any matters coming before a vote of our shareholders of every class.  Mr. Tetsch is also our sole Officer and Director. This will limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. Accordingly, Mr. Tetsch has the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Our Forecasted Results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•our ability to manage the Company’s growth

•whether the Company can manage relationships with key vendors and advertisers

•demand for the Company’s products and services

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

To Date, The Company Has Cumulative Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable.

The Company has a cumulative operating loss since the Company’s inception of $6,685,583 as of June 30, 2022. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company’s business. As a result, the Company may continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company becomes profitable again.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy.

The Company may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage the Company’s future growth, establish and continue to upgrade the Company’s operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company’s Proprietary Rights And The Company May Not Be Able To Ensure Their Protection.

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company’s trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company’s competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company’s trade secrets from others use, or if the Company’s competitors develop equivalent knowledge, it could have a material adverse effect on the Company’s business. Any infringement of the Company’s proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company’s proprietary rights could result in the Company’s competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company’s proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company’s proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company’s trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company’s intellectual property rights, to protect the Company’s trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company’s future operating results.

The Company’s Business Model Is Evolving.

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s current business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness.

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the

Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

The Company Faces Competition In The Company’s Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than The Company.

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company’s Reputation And Operating Revenues.

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company’s Ability To Conduct Its Business.

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to ‘denial-of-service’ attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Employees May Engage In Misconduct Or Improper Activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company’s reputation.

Limitation On Director Liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment.

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered.

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise.

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing.

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined.

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company’s Shares Could Result In A Loss of Your Entire Investment.

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders.

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There a Limited Public Trading Market for the Company’s Shares.

At present, the Company’s common stock is quoted on OTCMarkets.com under the trading symbol “HVCW.” Our common stock experiences fluctuation in volume and trading prices. There is no consistent and active trading market for the Company’s securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise. The Company has no plans at this time to file an S-1 Registration Statement and thus there is no assurance that the Shares could be sold in the future.

Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate.

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company.

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company, and specifically, to the Company’s CEO, Robert W. Tetsch, who has majority voting control over the Company, by virtue of holding all 51 shares of the Company’s Series B Preferred Stock, entitling him to a vote equal to 51% of all votes cast by shareholders of the Company of all classes on any matter coming before a vote of the shareholders

No Guarantee of Return on Investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 65.57% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of September 30, 2022, the net tangible book value of the Company was a deficit of approximately $(6,405,421) based on the number of Shares of Common Stock 6,564,838,949 issued and outstanding as of that date. As of September 30, 2022 that equates to a net tangible book value of approximately ($0.00098) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be ($0.00008) per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.0009 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $0.0000 per Share. These calculations do not include the costs of the offering, and such expenses will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$0.0004
Net Tangible Book Value per Share before Offering (based on 6,564,838,949 Common Shares at June 30, 2022)	$(0.00098)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 12,500,000,000 Common Shares at $0.0004 per share)	$0.0009
Net Tangible Book Value per Share after Offering (based on 9,898,172,252 Shares)	$(0.00008)
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.0004

*Before deduction of offering expenses

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 12,500,000,000 Shares of our Common Stock. This offering is being conducted on a best-efforts basis with a minimum number of 10,000,000 shares required to be sold.

The Company will not initially sell the Shares through commissioned broker-dealers. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The Company will take a number of considerations into account when determining when to hold a closing. Such considerations will include the amount of funds raised in the Offering prior to such closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 180 Days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription.

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2). Each accredited investor will complete a subscription agreement in order to invest.

No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 180 Days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver funds for acceptance or rejection. The minimum investment amount for a single investor is 10,000,000 Shares of Common Stock in the principal amount of $4,000. All subscription checks should be sent to the following address:

Harrison, Vickers & Waterman, Inc.

5781 Schaefer Avenue

Chino, CA 91710

In such case, subscription checks should be made payable to Harrison, Vickers & Waterman, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 1” of Regulation A, and the Shares will not be listed on a registered national securities exchange upon qualification. The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares.

Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $5,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $4,975,000 after the payment of offering costs, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

	12,500,000,000	9,375,000,000	6,250,000,000	3,125,000,000
	shares sold	shares sold	shares sold	shares sold
Percent sold	100%	75%	50%	25%
Prospectus price	$0.0004	$0.0004	$0.0004	$0.0004
Proceeds	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Fees	(25,000)	(25,000)	(25,000)	(25,000)
Net proceeds	$4,975,000	$3,725,000	$2,475,000	$1,225,000

Warehouse	$500,000	$450,000	$405,000	$200,000
Inventory	1,750,000	1,500,000	750,000	375,000
Trucks	750,000	500,000	300,000	150,000
Compensation	875,000	675,000	500,000	300,000
Marketing	450,000	300,000	150,000	75,000
Office supplies	5,000	5,000	5,000	5,000
Website	50,000	50,000	50,000	50,000
Website development	20,000	20,000	20,000	20,000
Travel	10,000	10,000	10,000	10,000
Legal IP & Compliance	105,000	35,000	30,000	25,000
New business opportunities	460,000	180,000	255,000	15,000
Total principal uses of proceeds	4,975,000	3,725,000	2,475,000	1,225,000
Assets unallocated	$-	$-	$-	$-

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Forward-looking Statements

This section contains certain statements that may include “forward-looking statements”. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipate,” “optimistic,” “intend,” “will” or other similar expressions. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with OTCMarkets and available on its website at http://www.otcmarkets.com. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Description of Business

Corporate History

We were incorporated on June 5, 2008, under the laws of the State of Nevada under the name Sharp Performance Inc. From inception until September 2013, our business focus was on the provision of consulting services to the American automotive industry. From September 2013 until April 21, 2015, we were primarily engaged in the business of making commercial secured real estate loans. On October 24, 2013, we changed our name to Harrison, Vickers & Waterman Inc. in conjunction with the change in our business focus. On April 21, 2015, we commenced operations in a new line of business, the ownership of World of Beer taverns that serve craft and imported beer along with food and other spirits. We no longer are involved in the commercial secured real estate loans. On October 24, 2018, the Company entered into a Securities Exchange Agreement with NJ Battery Energy Storage Project 1, LLC. In January 2020, the assets of NJ Battery Energy Storage Project 1, LLC were sold and in September 2020, the net assets of the taverns were sold. Currently the Company has no operating business and is looking for acquisitions.

Acquisition of World of Beer

In April 2015, we entered into a Purchase Agreement (the “Purchase Agreement”), with the original shareholders of Attitude Beer Holdings, Inc. (“ABH”), namely, Attitude Drinks Incorporated, a Delaware corporation (“Attitude Drinks”), and two significant investors of ABH, pursuant to which the shareholders sold to us all of the outstanding shares of stock of ABH, and ABH thereupon became our wholly owned subsidiary. In consideration for the purchase of the shares of common stock of ABH, we issued: (i) to Attitude Drinks, 51 shares of our newly created Series B Preferred Stock of the Company (the “Series B Preferred Stock”) and a seven year warrant (the “B Warrant”) to purchase 5,000,000 shares of our common stock, par value $.0001 per share (the “Common Stock”), at an exercise price of $0.075 per share (subject to customary anti-dilution adjustments); (ii) to the significant investors, a secured convertible note of approximately $2.2 million and warrants to purchase approximately 1.7 billion shares at $.0025 per share. The warrants have a seven-year life commencing April 20, 2015. These investors also acquired an Additional Investment Right to invest up to $5,000,000 on the same terms.

One of the investors acquired 32,300 shares of our Series A Preferred Stock (convertible into 32,300,000 shares of Common Stock) from HVW Holdings LLC “HVW”, an entity of which Mr. James Giordano, our prior Chief Executive Officer and prior Chairman of the Board, was the managing member, subject to the terms of a Purchase Agreement. Attitude Drinks purchased 87,990,000 shares of Common Stock from HVW Holdings LLC at a price of $65,000.

Sale of World of Beer

On September 28, 2020, the Company sold its interests in the West Hartford World of Beer, and Cambridge Craft restaurants. Concurrent with this sale, the Purchaser also assumed all of the debt associated with the taverns with the exception of $5,000.

Acquisition of NJ Battery Energy Storage Project 1, LLC (NJB 1, LLC)

On October 24, 2018, the Company entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”) with NJB 1, LLC, its Members, and various securities holders of the Company, under which the Company purchased approximately 80% of the LLC Membership Interest of NJB 1, LLC in exchange for the issuance of 100,000 Shares of newly issued Series C Convertible Preferred Stock. With the exception of 2,500 shares, all the shares held by the former owners of NJB 1, LLC were sold in September and October 2021. On February 25, 2022, those shares were exchanged for newly issued Series D Preferred stock

Sale of NJ Battery Energy Storage Project 1, LLC

In January 2020, the Company sold its rights to the Battery Project and paid the proceeds of $75,000 to the prior owners of the Battery project. All liabilities and assets were extinguished from the Company’s financial statements and the Battery project’s operations were deemed to be discontinued. There had been some dispute in regards to the Series C Preferred shares owned by the formers owners of the Battery project. During September 2021, 10,000 shares of the Series C Preferred stock owned by Chris Harrison were sold to outside investors, and in October 2021, 67,500 shares were sold to outside investors

Acquisition of MPS

On August 8, 2022, Harrison, Vickers & Waterman, Inc., a Wyoming corporation (“HVCW”), PEN Merger Sub, LLC, a California limited liability company (“Merger Sub”), Pacific Energy Network LLC, a California limited liability company (“PEN”), and Robert William Tetsch on behalf of the members of PEN, (the “Merger”) officially closed on the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) which was executed July 15, 2022.

Pacific Energy Network (PEN) is a California based parent company of several subsidiary LLCs that manage solar, roofing, HVAC, security, distribution, consulting, lead generation, marketing, sales, data, software and mortgage divisions. Founded in 2018, PEN has quickly become one of the largest and most successful home services companies in the nation with a footprint across multiple states. With a focus on customer satisfaction and strategic business planning, PEN has grown into a multi-product business that has increased revenue year over year and expanded its reach into new markets across the United States.

The Merger Agreement provided that, upon the closing, the Merger Sub was merged with and into PEN, with PEN continuing as a wholly owned subsidiary of HVCW, but with the management of PEN taking over voting control of HVCW.

The Merger Agreement was forwarded to the California Secretary of State for filing and issuance of a Certificate of Merger. The Merger was approved by the stockholders of HVCW and the members of PEN. The Merger Agreement was approved, authorized and agreed to by the boards of directors of each of HVCW and PEN.

Effective on August 8, 2022, Jeffrey M. Canouse, sole Officer and Director and Majority Shareholder of HVCW, appointed Robert W. Tetsch as sole Officer and Director of HVCW as his successor as his last official act and resigned as a condition of the Merger.

Also, effective on August 8, 2022, Jeffrey M. Canouse, assigned all 51 shares of HVCW’s Series B Preferred Stock, giving Robert Tetsch majority voting control of HVCW.

In consideration for the contribution of net assets of PEN, the Company issued 10,000 shares of Series F Preferred stock convertible into 85% of the Company’s outstanding common stock. In consideration for consulting and advisory services provided for the transaction, the Company issued 10,000 shares of Series G Preferred stock, convertible into 10% of the Company’s outstanding common stock.

Departure of Jeffrey M. Canouse and Appointment of Robert Tetsch

Effective on August 8, 2022, Jeffrey M. Canouse, Sole Officer and Director of HVCW resigned from his positions, and the Board of Directors accepted the appointment of Robert Tetsch, as the Company’s new Sole Officer and Director to replace Mr. Canouse on that date.

Mr. Canouse’s resignation was not due to any disagreement with the Company or its Board of Directors.

Control Block Transfer

Effective August 8, 2022, Jeffrey M. Canouse assigned 51 shares of Series B Preferred Stock to Robert W. Tetsch, giving Mr. Tetsch majority voting control over the Company, as his 51 shares carry voting rights equal to 51% of the issued and outstanding shares of the Company’s stock of all classes, meaning that he can outvote our other shareholders on any matter coming before a vote.

Results of Operations

Year Ended June 30, 2022 Compared to Year Ended June 30, 2021

Revenues

For the years ended June 30, 2022 and 2021, our business had total revenues of $16,560,280, and $3,400,037 respectively. The increase in revenues of approximately $13 million was due to the addition of new markets and the change in business model from being solely a sales organization to a full-service provider. As a result of the change in model, the gross margin as a percentage of revenues dropped from 80% to 27%. In a sales only environment, there is very little cost of goods sold

Operating expenses

The net change in operating expenses is delineated below:

	Years ended
	June 30,	June 30,
	2022	2021	Difference	%
Operating Expenses
Wages and related expenses	$4,154,236	$2,421,768	$1,732,468	71.5%
Sales and marketing expenses	374,135	369,449	4,686	1.3%
General and administrative	2,894,466	638,363	2,256,104	353.4%
Depreciation and Amortization	79,568	21,281	58,287	273.9%
Consulting expense	200,000	-	200,000
Total Operating Expenses	$7,702,405	$3,450,861	$4,251,545	123.2%

The overall increase of $4.2 million or 123% is entirely due to the increase in operations. Sales and marketing expenses were comparable despite the four-fold increase in revenues due to the change in business model.

Other Income (Expense)

The net change in Other Income (Expense) is as follows:

	Years ended
	June 30, 2022	June 30, 2021	Difference
Other Income (Expense)
Other income	$(55,500)	$3,000	$(58,500)
Interest expense	(662,803)	(200,675)	(462,128)
Amortization of debt discounts		(59,394)	59,394
Gain on change of accounting methodology for debt instruments with equity characteristics		623,403	(623,403)
Change in derivative liability		(890,309)	890,309
Loss on disposal of asset	(13,297)	-	(13,297)
Forgiveness of PPP note	74,982	-	74,982
Gain on retirement of debt	35,000	-	35,000
Total Other Income (Expense)	$(621,618)	$(523,975)	$(97,643)

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s Common Stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Dividends

We do not intend to retain future earnings to support our growth. Any payment of cash dividends in the future will be dependent upon: the amount of funds legally available; therefore, our earnings; financial condition, capital requirements, and other factors which our board of directors deems relevant.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Income taxes are one such critical accounting policy. Income taxes are recorded on an accrual basis of accounting based on tax positions taken or expected to be taken in a tax return. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all or some portion, of such assets will more than likely not be realized. Should they occur, our policy is to classify interest and penalties related to tax positions as income tax expense. Since our inception, no such interest or penalties have been incurred.

Summary of Significant Accounting Policies

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions and estimates on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. In the opinion of management, the condensed financial statements included herein contain all adjustments necessary to present fairly the Company’s financial position and the results of its operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature.

Cash

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At times, the Company’s cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation. There were no accounts that exceeded federally insured limits at June 30, 2022 and June 30, 2021.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition

Impairment of Long-Lived Assets

The Company’s long-lived assets (consisting primarily of the fixed assets) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. At June 30, 2022, there was no impairment to any material assets of the Company.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method of depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. At June 30, 2022 and June 30, 2021, all fixed assets were fully depreciated.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery of product has met the criteria established in the arrangement or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. This occurs when the services are completed in accordance with the contracts we have with clients. In connection with our products and services arrangements, when we are paid in advance, these amounts are classified as deferred revenue and recognized as revenue in the period the services were performed.

Deferred Revenue

Prepayments from customers before the period in which service is delivered are recorded as deferred revenue.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The fair value of the Company’s current assets and current liabilities approximate their carrying values due to their short-term nature.

Income Taxes

We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized.

We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although we believe that we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results.

Recent Accounting Pronouncements

Not applicable

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of December 23, 2022, Harrison, Vickers & Waterman, Inc. had 104 full-time employees, who were not an executive officer of the Company.

The directors and executive officers of the Company following the closing of the Merger with Modern Pro Solutions as of December 23, 2022 are as follows:

Robert W. Tetsch, Current President, CEO, CFO, Treasurer, Secretary, and Director

Robert Tetsch, age 35, is a self-taught business visionary. He founded Modern Pro Solutions (formerly Pacific Energy Network) in 2018 to leverage his nearly 20 years of field and managerial experience in all aspects of home and business services, maintenance, and owner support. Since starting Modern Pro Solutions, a full-service residential and commercial rooftop solar energy company, Mr. Tetsch has led an ambitious vertical integration. In 2021, Modern Pro Solutions expanded its footprint from residential solar and structured a parent company that manages subsidiary roofing, solar, HVAC, smart home, business consulting, distribution, and business financing. Born into an Army family that helped instill the virtues of hard work, discipline, accountability, and leadership, Mr. Tetsch is intent on pioneering the integrated home services industry. His plans include expansion of MPS’s territory and partnerships, and authorized dealer relationships, and scaling the company’s manufacturing and distribution capabilities to combat supply chain inconsistencies. Mr. Tetsch is also intent on adding a range of services such as integrating and mobilizing, building data collected from internet-of-things-connected devices, building inspections, maintenance consulting, control and monitoring software, green mortgages and bringing consumer financing in house.

Jeffrey M. Canouse, Former President, CEO, CFO, Treasurer, Secretary and Director)

Mr. Jeffrey M. Canouse, age 47, formerly served as the sole officer and director of Harrison, Vickers & Waterman from August 14, 2017 through the closing of the Merger with Modern Pro Solutions on August 8, 2022. He combines over twenty-three years of experience in financial senior management following a thirteen-year career as an Investment Banker. Previously, he had been involved in various companies in the investment industry holding positions including Vice President, Senior Vice President and Managing Director at J. P. Carey Inc., J.P. Carey Securities Inc. and JPC Capital a boutique (the “Carey Company’s”) investment banking firm that assisted in arranging over $2 billion in financing. During his time with the Carey Company’s Mr. Canouse was personally responsible for sourcing new corporate clients, presenting to institutional investors, structuring terms, and working with counsel for timely closings. From July 11, 2011 through the present day, Mr. Canouse has acted as Managing Member of Anvil Financial Management, LLC where he has offered his expertise to companies in need of restructuring, financing, debt settlement and compliance assistance. Mr. Canouse has also previously acted as Chief Executive Officer of two other publicly traded companies, where he oversaw acquisitions and restructuring amongst other duties in those roles.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The director of Harrison, Vickers & Waterman, Inc. is, at present, not compensated by the Company for their role as director. For the current director, only expenses are reimbursed for their participation on the board of directors. The Company may choose to compensate the present director in the future, as well as compensate future directors, in the Company’s discretion.

Executive Compensation

During the years ended June 30, 2022, and June 30, 2021, Harrison, Vickers & Waterman, Inc. paid the following annualized salaries to its executive officers:

Jeffrey M. Canouse, former CEO (served through August 8, 2022)*	2022	$210,000
	2021	$338,694

Robert W. Tetsch, current CEO (did not serve as an officer during 2022 or 2021)*	2022	$-
	2021	$-

*Robert W. Tetsch became CEO on August 8, 2022, upon the closing of the Agreement and Plan of Merger with MPS Solutions. Jeffrey M. Canouse resigned from all officer and director positions upon the appointment of Mr. Tetsch, on August 8, 2022.

Employment Agreements

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one director, who is not considered “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish a compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Wyoming law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock and all Series of Preferred Stock, following the closing of our Merger with MPS, and as of December 23, 2022. None of our Officers or Directors are selling stock in this Offering.

**No shareholders own greater than 4.99% of our issued and outstanding shares of Common Stock, and therefore the table below shows beneficial ownership of each series of our Preferred Stock only.

Name of Officer/Director and Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding
Robert W. Tetsch	Officer,Director, Owner(2)	Carona, CA	51	Preferred Series B	100%
Robert W. Tetsch	Officer, Director, Owner(5)	Carona, CA	9,700	Preferred Series F	97%
Alpha Capital Anstalt	Owner(1)	Vaduz, Lichtenstein	70,000	Preferred Series A	87.5%
Robert Sharp	Owner(1)	New Canaan, CT	10,000	Preferred Series A	12.5%
Dawn Caputo	Owner(3)	Long Beach, NJ	2,500	Preferred Series C	100%
JP Carey Limited Partners, LLC	Owner(4)	Alpharetta, GA	1,000,000	Preferred Series D	52%
Livingston Asset Management, LLC	Owner(4)	Ridgefield, CT	81,083	Preferred Series D	4%
Trillium Partners, LP	Owner(4)	Ridgefield, CT	333,334	Preferred Series D	17%
Oscaleta Partners, LLC	Owner(4)	Ridgefield, CT	333,333	Preferred Series D	17%
Matterhorn Partners, LLC	Owner(4)	Madison, CT	175,000	Preferred Series D	9%
Trillium Partners, LP	Owner(6)	Ridgefield, CT	6,500	Series G	65%
Jeffrey Canouse	Owner(6)	Alpharetta, GA	3,500	Series G	35%

(1)Series A Preferred Stock: There are 80,000 shares of Series A Preferred Stock authorized. 80,000 shares of Series A are issued and outstanding, of which 70,000 shares are owned by Alpha Capital Anstalt. Konrad Ackerman is the beneficial owner of Alpha Capital Anstalt. The remaining 10,000 shares of Series A are owned by Robert Sharp.

(2)Series B Preferred Stock: There are 51 shares of Series B Preferred Stock authorized. Robert W. Tetsch acquired all 51 shares of Series B Preferred Stock from Jeffrey M. Canouse upon the closing of the Company’s merger with MPS on August 8, 2022. As the holder of all of our Series B Preferred Stock, Robert W. Tetsch effectively holds the control block, and has majority voting control of the Company, as his voting power is equivalent to 51% of the votes of all shareholders in the Company on any matter coming before a vote of its shareholders. As of the date of this filing, Mr. Tetsch is also the Company’s sole officer and director.

(3)Series C Preferred Stock. There are 2,500 shares of Series C Preferred Stock authorized. Dawn Caputo is the owner of all 2,500 shares of Series C Preferred Stock.

(4)Series D Preferred Stock. There are 2,000,000 shares of Series D Preferred Stock authorized. A total of 2,000,000 shares of Series D were issued upon exchange for outstanding Series C Preferred Stock.  Currently, there are 1,922,750 Series D shares outstanding, and owned as follows: JP Carey Limited Partners, LLC owns 1,000,000 of Series D. JP Carey Limited Partners, LLC is beneficially owned by Joseph Canouse. Trillium Partners, LP owns 333,333,334 shares, Oscaleta Partners, LLC, owns 333,333,333 shares, and

Livingston Asset Management, LLC owns 81,083 shares. Stephen Hicks is the beneficial owner of Livingston, Trillium, and Oscaleta. Matterhorn Partners, LLC owns 175,000 shares of Series D Preferred Stock.  Matterhorn Partners, LLC is beneficially owned by Paul Montney.

There are no shares of Series E Preferred Stock authorized or issued and outstanding.

(5)Series F Preferred Stock. There are 10,000 shares of Series F Preferred Stock authorized. A total of 9,700 shares of Series F Preferred Stock are issued and outstanding, which are owned by our CEO, Robert W. Tetsch.

(6)Series G. Preferred Stock. There are 10,000 shares of Series G Preferred Stock authorized.  A total of 10,000 shares of Series G Preferred Stock are issued and outstanding, of which 6,500 shares are owned by Trillium Partners, LP and 3,500 shares are owned by Jeffrey M. Canouse. Trillium is beneficially owned by Stephen Hicks.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock. Percentage of beneficial ownership before the offering is based on 6,564,838,949 Shares of Common Stock outstanding as of June 30, 2022 and December 23, 2022.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is $4,000 for the purchase of 10,000,000 Shares (the ‘Minimum Subscription’).

$4,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Action Stock Transfer, Inc. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chino, California, on December 23, 2022

Harrison, Vickers & Waterman, Inc.

By:	/s/ Robert W. Tetsch
Chief Executive Officer and Director

December 23, 2022

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Robert W. Tetsch
Chief Financial Officer

December 23, 2022

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Robert W. Tetsch
Chief Executive Officer and Director

December 23, 2022

INDEX TO EXHIBITS

Description	Item	Exhibit

Articles of Incorporation	17.2	1A-2A
Bylaws	17.2	1A-2B
Certificate of Designation - Series A Convertible Preferred Stock	17.3	1A-3A
Certificate of Designation - Series B Convertible Preferred Stock	17.3	1A-3B
Certificate of Designation - Series C Convertible Preferred Stock	17.3	1A-3C
Certificate of Designation - Series D Convertible Preferred Stock	17.3	1A-3D
Certificate of Designation - Series F and G Convertible Preferred Stock	17.3	1A-3E
Form of Subscription Agreement	17.4	1A-4
Agreement and Plan of Merger with MPS Solutions dated July 15, 2022	17.6	1A-6A
Legal Opinion of Matheau J. W. Stout	17.12	1A-12

FINANCIAL STATEMENTS

Pacific Energy Network, LLC

Consolidated Balance Sheet

June 30, 2022 and 2021

(Unaudited)

	June 30, 2022	June 30, 2021
Assets
Cash	$473,308	$356,200
Advances to Related party	134,099	62,962
Employee cash advances	4,950	29,800
Accounts receivable	722,460	-
Other Current Assets	20,427	-
Total Current Assets	$1,355,243	$448,962

Net Fixed Assets	1,427,695	37,107
Other Assets	41,382	14,560
Total Non- current assets	1,469,077	51,667
Total Assets	$2,824,319	$500,629

Liabilities
Accounts Payable	$1,851,158	$192,324
Accrued expenses	379,642	51,580
Line of credit	1,400,000	-
Notes Payable	764,373	-
Payroll protection program	254,681	331,015
Capital lease liability	558,694	-
Total Current Liabilities	5,208,548	574,919

SBA loan	500,000	149,900
Other borrowings	500,000	-
Total long-term liabilities	1,000,000	149,900
Total liabilities	6,208,548	724,819

Retained Earnings	(3,384,229)	(224,190)

Total stockholders’ equity	(3,384,229)	(224,190)

Total Liabilities & Equity	$2,824,319	$500,629

The accompanying notes are an integral part of these consolidated financial statements

Pacific Energy Network, LLC

Consolidated Statement of Operations

Twelve months ended June 30, 2022 and June 30, 2021

(Unaudited)

	June 30, 2022	June 30, 2021
Revenues
Net Sales	$16,560,280	$3,400,037
Cost of goods sold	(12,048,335)	(696,500)
Gross Profit	4,511,945	2,703,537
Operating Expenses
Wages and related expenses	3,944,236	2,083,074
Sales and marketing expenses	374,135	369,449
General and administrative	2,854,114	618,782
Depreciation and Amortization	79,568	21,281
Total Operating Expenses	7,252,052	3,092,586
Net operating profit (loss)	(2,740,107)	(389,048)
Other Income (Expense)
Other income	(55,500)	3,000
Interest expense	(426,116)	-
Loss on disposal of asset	(13,297)	-
Forgiveness of PPP note	74,982	-
Total Other Income (Expense)	(419,931)	3,000

Net income before income taxes	(3,160,039)	(386,048)

Provision for Income Taxes	-	-
Net loss	$(3,160,039)	$(386,048)

The accompanying notes are an integral part of these consolidated financial statements

Pacific Energy Network, LLC

Statement of Owners’ Equity (Deficiency)

As of June 30, 2022 and June 30, 2021

Retained earnings

Balance at June 30, 2020	$161,858
Net income, twelve months, June 30, 2021	(237,833)
Balance at June 30, 2021	(75,975)
Net loss, twelve months, June 30, 2022	(3,308,254)
Balance at June 30, 2022	$(3,384,229)

The accompanying notes are an integral part of these consolidated financial statements

Pacific Energy Network, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Twelve months ended June 30, 2022 and 2021

(Unaudited)

	June 30, 2022	June 30, 2021
Cash Flows from Operating activities:
Net loss	$(3,160,039)	$(386,048)
Depreciation Expense	79,568	21,281
PPP loan forgiveness	(74,982)	-
PPP loan recorded as revenue	(148,215)
Gain on retirement of note	13,297	-
Change in Working capital items:
Due from related party	(71,137)	161,233
Employee cash advances	24,850	(26,000)
Accounts receivable	(722,460)	-
Prepaid Expense & Other	-	(14,560)
Other Current Assets	(20,427)	1,279
Accounts Payable	1,658,834	192,324
Accrued expenses	328,061	36,356
Capital lease liability	558,694	-
Change in working capital due to change from cash to accrual accounting	-	17,591
Net cash flows provided by Operating activities	(1,533,954)	3,456

Cash flows from Investing activities
Purchase of fixed assets	(1,363,411)	(51,288)
Net Cash flows from Investing activities	(1,363,411)	(51,288)

Cash Flows from Financing activities
Line of credit	1,400,000	-
Notes payable	764,373	-
Loan from shareholder	500,000	-
Payroll protection program	-	148,215
SBA loan	350,100	149,900
Net cash flows from Financing activities	3,014,473	298,115

Net increase in Cash and Cash Equivalents	117,108	250,283
Cash and Equivalents, Beginning of period	356,200	105,917
Cash and Equivalents, End of period	$473,308	$356,200

Cash paid during the period for:
Interest	$303,113	$-
Taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

PACIFIC ENERGY NETWORK, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2022

NOTE 1 - BASIS OF PRESENTATION AND ORGANIZATION

The accompanying consolidated financial statements include the accounts of PACIFIC ENERGY NETWORK, LLC (“PEN”)and its subsidiaries (together with its subsidiaries, “ All significant intercompany balances and transactions have been eliminated in consolidation. The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and with the instructions to Form 10-K, Regulation S-X, and Regulation S-K. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Pacific Energy Network (“PEN” or the “Company”) is a California based parent company of several subsidiary LLC’s under the umbrella of Modern Pro Solutions, LLC (“MPS”) that manage solar, roofing, HVAC, security, distribution, consulting, lead generation, marketing, sales, data, software and mortgage divisions. Founded in June 2018, as a sales-only  organization in Southern California, PEN has quickly become one of the largest and most successful home services companies in the nation. In 2019, PEN expanded into the Central California market which was followed by expansion into the Midwest in 2021.  Commencing in May 2021,the Company began doing their own installations.    With a focus on customer satisfaction and strategic business planning, PEN has grown into a multi-product business that has increased revenue year over year and expanded its reach into new markets across the United States. Expansion plans for 2023 include entering markets in eleven new states mostly in the Southeastern and Southwestern parts of the country, where we feel demographics and geography provide very favorable opportunities.  Revenues are currently running at a rate of at least $25 million on an annual basis.

For the twelve months ended June 30, 2022 and June 30, 2021, the Company incurred net losses of $(3,160,039) and $(386,048), respectively, and  cash flows provided from /(used in)  operations of $(1,533,954) and $3,456 respectively. Management intends to raise additional funds through equity or debt financing and to generate cash from the sale of the Company’s services.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company’s consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending of June 30.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, PEN, on a pro-forma basis and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company grants credit to customers under credit terms that it believes are customary in the industry. The Company assists the customer in finding the most economic financing terms available from outside lending forces. Loan terms vary based on the customer’s desires, system size and geographic deployment. However, the Company is usually paid within thirty days of signing a contract and bad debts have been minimal.

Net Fixed Assets

Our net Fixed assets are principally trucks and other equipment, which are used in installations of solar projects. While we consider the possibility unlikely, The Company reviews its net fixed assets for possible impairment or loss of value at least annually or more frequently upon the occurrence of an event or when circumstances indicate that a reporting unit’s carrying amount is greater than its fair value.

Net fixed assets are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful asset lives (five years for vehicles and trailers, fifteen years for leasehold improvements.)

Revenue Recognition

The Company recognizes revenue from interest income on consumer loans as the interest is earned. The Company’s revenue recognition policies comply with FASB ASC Topic 605. Revenue is recorded when earned, which is generally over the period services are provided and no contingencies exist.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Paycheck Protection Program Loan

The Company’s policy is to account for forgivable loans received through the Small Business Administration (SBA) under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) Paycheck Protection Program (PPP) as a contingent liability in accordance with Accounting Standards Codification (ASC) 450-30, Contingencies, and other related accounting pronouncements. The forgiveness of debt, in whole or in part, is recognized once the forgiveness is realized or realizable, which occurs when the Company believes all uncertainties regarding the final forgiveness of the loan are resolved. Any portion of debt forgiven, adjusted for accrued interest forgiven and unamortized debt issuance costs, is recorded as a gain on extinguishment of debt, and presented in the other income section of the statement of income. The Company has received two PPP loans (See Note 11). In 2021, the Company received partial forgiveness of $74,982 on one loan. The Company does not believe it is entitled to forgiveness on the existing notes.

Leases

In February 2016, the FASB updated the accounting guidance related to leases. The most significant change in the updated accounting guidance requires lessees to recognize lease assets and liabilities on the balance sheet for all operating leases with the exception of short-term leases. The standard also expands the disclosures regarding the amount, timing, and uncertainty of cash flows arising from leases. For a lessee, the recognition, measurement, and presentation of expenses and cash flows arising from a lease did not significantly change from previous guidance. We adopted the updated guidance on December 1, 2020 on a prospective basis and as a result, prior period amounts were not adjusted to reflect the impacts of the updated guidance.

Recent Accounting Pronouncements

Recent Accounting Pronouncements In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning January 1, 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures. In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for fiscal years beginning after December 15, 2020, including interim periods within those annual periods. The Company is currently evaluating the potential impact of this guidance on its consolidated financial statements. In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. The ASU is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements. Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

In April 2020, the FASB issued a Staff Q&A, Topic 842 and 840: Accounting For Lease Concessions Related to the Effects of the COVID-19 Pandemic in order to provide clarity regarding the accounting treatment for lease concessions provided as a result of COVID-19. Under existing lease guidance, changes to certain lease terms not specified in the original lease agreement require modification accounting treatment. To provide relief, the FASB Staff Q&A permits alternatives to modification accounting under Topic 842. For concessions related to the effects of the COVID-19 pandemic that do not result in a substantial increase in the rights of the lessor or our obligations as the lessee, we are not required to analyze each contract to determine whether enforceable rights and obligations for concessions exist in the lease agreement and can elect to apply or not apply the lease modification guidance in Topic 842. In fiscal year 2020 and 2021, no financial concessions had been taken by the Company or any of its subsidiaries.

In August 2020, the FASB issued ASU 2020-06, which amends the measurement and disclosure of convertible instruments, contracts in an entity’s own equity, and EPS guidance. The guidance can be adopted using a modified retrospective method or a fully retrospective method. The amendments are effective for fiscal years beginning after December 15, 2021 for public entities, excluding those that are smaller reporting companies. For all other entities the amendments are effective for fiscal years beginning after December 15, 2023. The Company does not expect the update to have a material impact on its consolidated financial statements and related disclosures.

In June, 2020 the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606). Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The Company adopted Topic 606 in September 2019,  and recognizes revenue when control of goods and services is transferred to customers. The Company recognizes revenue in accordance with ASC Topic 606. The Company recognizes revenue upon transfer of control of goods to customers.

In November, 2021, the Financial Accounting Standards Board (FASB) issued ASU 2021-10 Government Assistance (Topic 832) Disclosures by Business Entities about Government Assistance is effective for fiscal periods after December 15, 2021, for both public and private companies. The Company has not yet adopted this standard and has disclosed its financial assistance received in the form of Payroll Protection Program (PPP) and SBA Economic Injury Disaster (EIDL) Loans in accordance with Accounting Standards Codification (ASC) 470, Debt until the point of forgiveness and then as a government grant by analogy to International Accounting Standard (IAS) 20, Accounting for Government Grants and Disclosure of Government Assistance.

NOTE 3 - GOING CONCERN

The accompanying unaudited interim consolidated condensed financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company on a going-concern basis. The going concern basis assumes that assets are realized, and liabilities are extinguished in the ordinary course of business at amounts disclosed in the consolidated financial statements. The Company has incurred recurring losses from operations and has an accumulated deficit of ($3,384,229). The Company’s ability to continue as a going concern depends upon its ability to obtain adequate funding to support its operations through continuing investments of debt and/or equity by qualified investors/creditors, internally generated working capital and monetization of intellectual property assets. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management is currently pursuing a business strategy which includes raising the necessary funds to finance the Company’s development and marketing efforts.

NOTE 4 - ADVANCES TO RELATED PARTY

Advances to related party are amounts paid on behalf of our Chief Executive and Chief Financial Officer, Bobby Tetsch.  These amounts were lent at interest rates between 2.5% and 3.25% over a ten year term. and above the amount earned through his salary.  Mr. Tetsch has a management contract which pays him $400,000 per year It is anticipated that these amounts will be repaid in lieu of his salary.  Balances are as follows:

	June 30,	June 30,
	2022	2021

Advances to related party	$134,099	$62,962

NOTE 5- ACCOUNTS RECEIVABLE

Accounts receivable  are at the operating LLCs of PEN. The Company grants credit to customers under credit terms that it believes are customary in the industry. The Company assists the customer in finding the most economic financing terms available from outside lending forces. Loan terms vary based on the customer’s desires, system size and geographic deployment. However, the Company is usually paid within thirty days of signing a contract and bad debts have been minimal.

The Company considers all receivables over 45 days to be past due. Management of the Company has not provided an allowance for doubtful accounts receivable at June 30, 2022 and 2021. Generally, the Company requires deposits against orders of up to 100% of the order value. Management considers all receivables collectable and are reflected at net realizable value. As of June 30, 2022 and June 30, 2021, the balances were as follows:

	June 30,	June 30,
	2022	2021

Accounts receivable	$722,460	$-

The increase in accounts receivable was principally due to the entrance into new markets and the change in business model.

NOTE 6 - NET FIXED ASSETS

The Company has the following fixed assets:

	June 30,	June 30,
	2022	2021
Furniture, fixtures and Equipment	$47,082	$17,782
Vehicles and Trailers	1,341,431	9,200
Leasehold improvements	121,922	-
Fixed assets gross	$1,510,434	$43,264
Accumulated depreciation	(82,739)	(6,156)
Fixed assets-net	$1,427,695	$37,107

Vehicles and furniture and fixtures are depreciated over a five year time frame. Leasehold improvements are depreciated over a fifteen year timeframe

NOTE 7 - ACCOUNTS PAYABLE

Accounts payable principally exist at our operating subsidiaries and are mostly for accrued wages and purchases of materials. As of June 30, 2022 and June 30, 2021, the balances were as follows:

	June 30,	June 30,
	2022	2021

Accounts payable	$1,851,158	$192,234

The increase in accounts payable was principally due to greater purchases of materials due to entrance into new markets as well as the change in the Company’s business model from solely a sales organization to a full-service provider.

NOTE 8 - ACCRUED EXPENSES

Accrued expenses principally exist at our operating subsidiaries and are mostly for accrued wages and purchases of materials. As of June 30, 2022 and June 30, 2021, the balances were as follows:

	June 30,	June 30,
	2022	2021

Accrued expenses	$379,642	$51,580

The increase in accrued expenses was principally due to greater accrued wages and fuel charges due to entrance into new markets and the change in business model from solely a sales organization to a full-service provider.

NOTE 9 - LINE OF CREDIT

On May 22, 2022, the Company established a line of credit with Trillium Partners, L.P. and J.P. Carey Limited Partners, L.P (collectively “the Lenders”).  Under the terms of the Line of Credit, the Company may draw up to $ 3,000,000  based upon 75% of eligible receivables from the Lenders.  The interest rate is .782% per seven days. Balances outstanding under the line of credit are as follows:

	June 30,	June 30,
	2022	2021

Line of credit	$1,400,000	$-

The term of the line of credit is two years.

NOTE 10 - NOTES PAYABLE

The Company has the following notes payable outstanding at June 30, 2022:

	Execution	Original	Current
Creditor	Date	Amount	Amount	Weekly payment

Kalamata Capital	3-7-22	$ 444,500	$309,426	$ 8,549
Fresh Funding Solutions	4-7-22	387,000	286,044	8,413
IDEA 247, Inc.	3-3-22	300,000	168,903	7,712

Total		$1,131,500	$764,373	$ 24,674

NOTE 11- PAYROLL PROTECTION PROGRAM

The Company took out two loans under the Payroll Protection Program as follows

	Execution	June 30,	June 30,
Creditor	Date	2022	2021	Maturity Date

Note One	5-5-20	$ 106,466	$ 182,800	12-31-23
Note Two	2-18-21	148,215	148,215	2-18-26

Total		$ 254,681	$ 331,015

These loans bear interest at 1% and do not qualify for forgiveness. Note one was partially forgiven and Note two does not qualify for forgiveness.  Interest rates on the notes are 1% and have a five year term

NOTE 12- CAPITAL LEASE LIABILITY

Capital lease liability represent the leases on the Company’s vehicles.  Leases last for between 48 and 60 months.  All leases expire between May 31, 2026 and June 30, 2027.

	June 30,	June 30,
	2022	2021

Capital Lease liability	$558,694	$-

NOTE 13 - SMALL BUSINESS ADMINISTRATION (SBA) LOAN

The SBA Loan was originally dated on January 5, 2021 and was amended on July 3, 2021

	June 30,	June 30,
	2022	2021

SBA Loan	$500,000	$149,900

Terms are as follows:

Interest rate:	3.75%
Term:	0 years
Monthly payment:	$2,486 (beginning 18 months after the date of the original note)

NOTE 14 - OTHER BORROWINGS

Between April and June 2022, the Company borrowed $500,000 in three specific transactions from Kensington Financial, LLC, LLC. Interest accrues at 20% per annum.

	June 30,	June 30,
	2022	2021

Other borrowings	$500,000	$-

NOTE 15 - COMMITMENTS AND CONTINGENCIES – LEASES

The Company’s commitments and contingencies are principally on the Company’s vehicles as stated in Note 12

NOTE 16 – LEGAL PROCEEDINGS

As a commercial enterprise and employer, the Company is subject to various claims and legal actions in the ordinary course of business. These matters can include professional liability, employment-relations issues, workers’ compensation, tax, payroll and employee-related matters, other commercial disputes arising in the course of its business, and inquiries and investigations by governmental agencies regarding our employment practices or other matters. The Company is not aware of any pending or threatened litigation that it believes is reasonably likely to have a material adverse effect on its results of operations, financial position or cash flows.

NOTE 17 - INCOME TAX

In accordance with ASC 740, we are required to recognize the impact of an uncertain tax position in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. An uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained upon examination by the tax authorities. It is also our policy, in accordance with authoritative guidance, to recognize interest and penalties related to income tax matters in interest and other expense in our Statements of Operations.

Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. As a result of our cumulative losses, management has concluded that a full valuation allowance against our net deferred tax assets is appropriate.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The provision for income taxes on our loss from continuing operations for the fiscal years ended June 30, 2022 and 2021 is as follows:

	Year ended	Year ended
Reconciliation of book and	June 30,	June 30,
taxable income and tax expense	2022	2022

Book net income	$(3,160,039)	$(386,048)

Gain on retirement of PPP note	74,982	-

Taxable net income	$(3,085,057)	$(386,048)

Change in Valuation allowance	806,280	100,894

Income tax expense based on taxable net income	(806,280)	(100,894)

Income tax expense	$-	$-

The Company’s Effective tax rate was 0.0% for each of the two fiscal years ended June 30, 2022 and June 30, 2021. A reconciliation of the valuation allowance follows below:

Federal income tax rate	21.0%	21.0%
Incremental state income tax rate	6.5%	6.5%
Impact of Federal rate on state rate	-1.4%	-1.4%

Marginal income tax rate	26.1%	26.1%

NOTE 15 - COVID-19

The Company, like all enterprises, is currently dealing with the impact of COVID-19 on future prospects. Recent events such as the vaccinations mitigate, but do not eliminate, the possible adverse consequences to the domestic and international economies.  Recent increases in the Delta Variant of COVID-19 and the onset of the Omicron variant have resulted in greater infections and its ultimate impact cannot be ascertained.

NOTE 16 - IMPACT OF CLIMATE CHANGE

The Financial Stability Board created the Task Force on Climate-related Financial Disclosures (TCFD) to improve and increase reporting of climate-related financial information. The TCFD requires that the impact of climate change upon risk assessment, capital allocation and strategic planning be discussed.

At this time, the impact cannot be determined.

NOTE 17 – SUBSEQUENT EVENTS

Pursuant to ASC 855-10, the Company has evaluated all events or transactions that occurred from July 1, 2022  to the date of this report. The Company believes that the following events meet the criterion and require disclosure.

Incremental Borrowing

The Company borrowed $253,300 after June 30, 2022 as follows:

	Execution	Original
Creditor	Date	Amount

Lend Bug, LLC	7-27-22	$ 126,650
Advance Servicing, Inc.	7-27-22	126,650

Total		$ 253,300

HARRISON, VICKERS & WATERMAN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	June 30,
	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$60,016	$52,869
Total Current Assets	60,016	52,869

Total Assets	$60,016	$52,869

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accrued expenses	$113,000	$116,703
Accrued interest	59,951	13,545
Convertible Notes payable, net of warrants of $6,217 and $-0-	826,235	378,450
Put premium on stock settled debt	485,172	332,300
Total Current Liabilities	1,484,358	840,988

Total Liabilities	1,484,358	840,998

COMMITMENTS AND CONTINGENCIES (See Note 13)

STOCKHOLDERS’ DEFICIT
Preferred stock; par value of $.001, 100,000,000 shares authorized; Series A, 8% convertible preferred stock, stated value of $1,000 85,164 shares outstanding at June 30, 2022 and June 30, 2021	8	10
Series B, stated value of $1,000, 51 shares outstanding at June 30, 2022 and June 30, 2021, Par value $.001 Series C, 8% convertible preferred stock, stated value of $1,000 2,500 and 100,000 shares outstanding at June 30, 2022 and June 30 2021, respectively, Par value $.001	3	100
Series D, 3% convertible preferred stock, stated value of $1 2,000,000 and -0-shares outstanding at June 30, 2022 and June 30, respectively	2,000	-
Common stock; par value of $.0001, 25,000,000,000 shares authorized; 6,564,838,949 and 3,001,563,744 shares issued and outstanding at June 30,2022 and June 30, 2021, respectively	656,484	300,156
Additional paid in capital	1,329,625	1,560,920
Dividends on preferred stock	(111,107)
Accumulated deficit	(3,301,355)	(2,649,315)

Total Stockholders’ Deficit	(1,424,342)	(788,129)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$60,016	$52,869

The accompanying notes are an integral part of these consolidated financial statements.

HARRISON, VICKERS & WATERMAN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Twelve	For the Twelve
	months ended	months ended
	June 30, 2022	June 30, 2021
Discontinued operations:
Net income (See Note 4)	$-	$(10,660)
Gain on disposition of net assets (See Note 5)	-	19,403,003
Interest expense	-
Provision for income taxes	-	-
Net income from discontinued operations	-	19,392,343

Operating Expenses
Consulting expense	$200,000
Compensation expense	210,000	338,694
General and Administrative expense	40,353	19,581
Total Operating expenses	450,353	358,275

Net operating income	(450,353)	(358,275)

Other Income/(Expense):
Change in Fair value of derivative liability	-	(890,309)
Amortization of discount	-	(59,394)
Gain on change of accounting methodology for
Debt instruments with equity characteristics		623,403
Gain on retirement of debt	35,000
Interest expense	(236,687)	(200,675)
Total Other income/(expense)	(201,687)	(526,975)

Net (loss) from continuing operations	(652,040)	(885,250)
Net income/(loss) from operations before income taxes	(652,040)	18,507,093
Provision for income taxes	-	-
Net income from continuing operations	(652,040)	18,507,093

Weighted average number of shares outstanding-basic	5,045,998,498	2,833,665,964
Weighted average number of shares outstanding-fully diluted	54,009,190,212	41,395,531,445
Net income from discontinued and continuing operations-basic	$(0.00)	$0.01
Net income from continuing and discontinued operations-fully diluted	$(0.00)	$0.00

The accompanying notes are an integral part of these consolidated financial statements.

HARRISON, VICKERS & WATERMAN, INC.

STATEMENT OF CHANGE IN STOCKHOLDERS’ DEFICIENCY

JUNE 30, 2021 THROUGH JUNE 30, 2022

(UNAUDITED)

	Preferred Stock								Common Stock
	Series A Par Value $.0001		Series B Par Value $.0001		Series C Par Value $.001		Series D Par Value $.001		Par Value $.0001
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Dividends on Preferred stock	Accumulated Deficit	Total Stockholders’ Deficiency

Balance at June 30, 2021	98,000	$10	51	$0	100,000	$100	-	$-	3,001,563,744	$300,156	$1,560,920	$-	$(2,649,315)	$(788,129)

Issuance of shares for extinguishment of convertible preferred stock and accrued dividends	-	-	-	-	(12,492)	(12)	-	-	3,371,095,980	337,110	(225,990)	(111,107)	-	-

Exchange of Series A and Series C Preferred stock for newly issued Series D Preferred stock	(12,836)	(1)			(85,008)	(85)	2,000,000	2,000	-		(1,914)	-	-	-

Exchange of Series A and Series C Preferred stock for newly issued Series D Preferred stock	-	-	-	-	-	-	-	-	192,179,195	19,218	(9,609)	-	-	9,609

Warrants issued on consulting notes	-	-	-	-	-	-	-	-	-	-	6,217	-	-	6,217
Net income, twelve months ended June 30, 2022	-	-	-	-	-	-	-	-	-	-	-	-	(652,040)	(652,040)

Balance at June 30, 2022	85,164	$9	51	$0	2,500	$3	2,000,000	$2,000	6,564,838,919	$656,484	$1,329,625	$(111,107)	$(3,301,355)	$(1,424,342)

The accompanying notes are an integral part of these consolidated financial statements.

HARRISON VICKERS & WATERMAN, INC

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE TWELVE MONTHS ENDED JUNE 30, 2021

(UNAUDITED)

	Preferred Stock		Common Stock
	Shares*	Amount*	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ (Deficit)

Balance, June 30, 2020	198,051	$110	2,784,563,744	$278,456	$1,493,011	$(21,156,408)	$(19,384,831)

Shares issued for extinguishment of debt and accrued interest	-	-	217,000,000	21,700	67,909	-	89,609

Net income for the twelve months ended June 30, 2021	-	-	-	-	-	18,507,093	18,507,093
Balance, June 30, 2021	198,051	$110	3,001,563,744	$300,156	$1,560,920	$(2,649,315)	$(788,129)

*Preferred stock summary:

	June 30, 2021			June 30, 2021
	Shares	Amount		Shares	Amount

Series A	98,000	$110		98,000	$10
Series B	51	-		51	-
Series C	100,000	-	-	100,000	100

Total Preferred	198,051	$110		198,051	$110

The accompanying notes are an integral part of these consolidated financial statements.

HARRISON, VICKERS & WATERMAN, INC.

STATEMENT OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2022 and 2021

(Unaudited)

	For the Twelve Months Ended
	June 30, 2022	March 31, 2021
OPERATING ACTIVITIES:
Cash flow from Operations from Discontinued operations	$-	$21,098
Net income from continuing operations	(652,040)	18,507,093
Gain on disposition of net liabilities of taverns		(19,403,003)
Expenses incurred on extinguishment of debt	1,500	6,500
Gain in change of methodology for debt instruments with equity characteristics		(623,403)
Note issued for legal services	25,000	5,000
Change in fair value of derivative liability’	-	890,309
Amortization of discount on convertible debt	-	59,394
Notes issued for consulting services	200,000	-
Accrued interest on debt	49,514	118,479
Original issue discount and legal fees expensed	12,300	5,500
Accrued expenses on professional fees		(42,000)
Gain on retirement of note	(35,000)	-
Put premium on stock settled debt	177,872	77,000
Accrued compensation expense	153,000	334,050
Net cash provided (used) by Operations from Continuing operations	(67,853)	(65,081)
Net cash flows provided by Operating activities	(67,853)	(43,983)

Cash flows from Investing activities:	-	-
Cash on hand at disposition of taverns	-	(80,550)
Net cash flows from investing activities	-	(80,550)

Cash flows from Financing activities:
Cash portion of convertible notes	90,000	117,950
Repayment of convertible notes	(15,000)	-
Net Cash flows from Financing activities	75,000	117,950

Net increase (decrease) in Cash and Cash equivalents	7,147	(6,583)
Cash and Cash equivalents, beginning of period	52,869	59,452
Cash and Cash equivalents, end of period	$60,016	$52,869

Cash paid during the period for
Interest	$-	$-
Taxes	$-	$-

Debt extinguished upon conversion	$5,000	$-
Common stock issued to extinguish
debt, accrued interest and expenses	$9,609	$-
Common stock issued to extinguish
preferred stock and accrue dividends	$176,620

The accompanying notes are an integral part of these consolidated financial statements.

HARRISON, VICKERS & WATERMAN, INC.

JUNE 30, 2022

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

Corporate History

We were incorporated on June 5, 2008, under the laws of the State of Nevada under the name Sharp Performance Inc. From inception until September 2013, our business focus was on the provision of consulting services to the American automotive industry. From September 2013 until April 21, 2015, we were primarily engaged in the business of making commercial secured real estate loans. On October 24, 2013, we changed our name to Harrison, Vickers & Waterman Inc. in conjunction with the change in our business focus.  On April 21, 2015, we commenced operations in a new line of business, the ownership of World of Beer taverns that serve craft and imported beer along with food and other spirits. We no longer are involved in the commercial secured real estate loans. On October 24, 2018, the Company entered into a Securities Exchange Agreement with NJ Battery Energy Storage Project 1, LLC. In January 2020, the assets of NJ Battery Energy Storage Project 1, LLC were sold and in September 2020, the net assets of the taverns were sold. Currently the Company has no operating business and is looking for acquisitions.

Acquisition of World of Beer

In April 2015, we entered into a Purchase Agreement (the “Purchase Agreement”), with the original shareholders of Attitude Beer Holdings, Inc. (“ABH”), namely, Attitude Drinks Incorporated, a Delaware corporation (“Attitude Drinks”), and two significant investors of ABH, pursuant to which the shareholders sold to us all of the outstanding shares of stock of ABH, and ABH thereupon became our wholly owned subsidiary. In consideration for the purchase of the shares of common stock of ABH, we issued: (i) to Attitude Drinks, 51 shares of our newly created Series B Preferred Stock of the Company (the “Series B Preferred Stock”) and a seven year warrant (the “B Warrant”) to purchase 5,000,000 shares of our common stock, par value $.0001 per share (the “Common Stock”), at an exercise price of $0.075 per share (subject to customary anti-dilution adjustments); (ii) to the significant investors, a secured convertible note of  approximately $2.2 million and warrants to purchase approximately 1.7 billion shares at $.0025 per share. The warrants have a seven-year life commencing April 20, 2015. These investors also acquired an Additional Investment Right to invest up to $5,000,000 on the same terms.

One of the investors acquired 32,300 shares of our Series A Preferred Stock (convertible into 32,300,000 shares of Common Stock) from HVW Holdings LLC “HVW”, an entity of which Mr. James Giordano, our prior Chief Executive Officer and prior Chairman of the Board, was the managing member, subject to the terms of a Purchase Agreement. Attitude Drinks purchased 87,990,000 shares of Common Stock from HVW Holdings LLC at a price of $65,000.

Sale of World of Beer

On September 28, 2020, the Company sold its interests in the West Hartford World of Beer, and Cambridge Craft restaurants. Concurrent with this sale, the Purchaser also assumed all of the debt associated with the taverns with the exception of $5,000.

Acquisition of NJ Battery Energy Storage Project 1, LLC (NJB 1, LLC)

On October 24, 2018, the Company entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”) with NJB 1, LLC, its Members, and various securities holders of the Company, under which the Company purchased approximately 80% of the LLC Membership Interest of NJB 1, LLC in exchange for the issuance of 100,000 Shares of newly issued Series C Convertible Preferred Stock.  With the exception of 2,500 shares, all the shares held by the former owners of NJB 1, LLC were sold in September and October 2021 per Note 7 below. On February 25, 2022, those shares were exchanged for newly issued Series D Preferred stock

Sale of NJ Battery Energy Storage Project 1, LLC

In January 2020, the Company sold its rights to the Battery Project and paid the proceeds of $75,000 to the prior owners of the Battery project.  All liabilities and assets were extinguished from the Company’s financial statements and the Battery project’s operations were deemed to be discontinued.  There had been some dispute in regards to the Series C Preferred shares owned by the formers owners of the Battery project. During September 2021, 10,000 shares of the Series C Preferred stock owned by Chris Harrison were sold to outside investors, and in October 2021, 67,500 shares were sold to outside investors. (See Note 8)

Acquisition of MPS

On August 8, 2022, Harrison, Vickers & Waterman, Inc., a Wyoming corporation (“HVCW”), PEN Merger Sub, LLC, a California limited liability company (“Merger Sub”), Pacific Energy Network LLC, a California limited liability company (“PEN”), and Robert William Tetsch on behalf of the members of PEN, (the “Merger”) officially closed on the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) which was executed July 15, 2022.

Pacific Energy Network (PEN) is a California based parent company of several subsidiary LLC’s that manage solar, roofing, HVAC, security, distribution, consulting, lead generation, marketing, sales, data, software and mortgage divisions. Founded in 2018, PEN has quickly become one of the largest and most successful home services companies in the nation with a footprint across multiple states. With a focus on customer satisfaction and strategic business planning, PEN has grown into a multi-product business that has increased revenue year over year and expanded its reach into new markets across the United States.

The Merger Agreement provided that, upon the closing, the Merger Sub was merged with and into PEN, with PEN continuing as a wholly owned subsidiary of HVCW, but with the management of PEN taking over voting control of HVCW.

The Merger Agreement was forwarded to the California Secretary of State for filing and issuance of a Certificate of Merger.  The Merger was approved by the stockholders of HVCW and the members of PEN. The Merger Agreement was approved, authorized and agreed to by the boards of directors of each of HVCW and PEN.

Effective on August 8, 2022, Jeffrey M. Canouse, sole Officer and Director and Majority Shareholder of HVCW, appointed Robert W. Tetsch as sole Officer and Director of HVCW as his successor as his last official act and resigned as a condition of the Merger.

Also, effective on August 8, 2022, Jeffrey M. Canouse, assigned all 51 shares of HVCW’s Series B Preferred Stock, giving Robert Tetsch majority voting control of HVCW.

In consideration for the contribution of net assets of PEN, the Company issued 10,000 shares of Series F Preferred stock convertible into 85% of the Company’s outstanding common stock. In consideration for consulting and advisory services provided for the transaction, the Company issued 10,000 shares of Series G Preferred stock, convertible into 10% of the Company’s outstanding common stock.

Departure of Jeffrey M. Canouse and Appointment of Robert Tetsch

Effective on August 8, 2022, Jeffrey M. Canouse, Sole Officer and Director of HVCW resigned from his positions, and the Board of Directors accepted the appointment of Robert Tetsch, as the Company’s new Sole Officer and Director to replace Mr. Canouse on that date.

Mr. Canouse’s resignation was not due to any disagreement with the Company or its Board of Directors.

Robert Tetsch (35) is a self-taught business visionary. He founded Modern Pro Solutions (formerly Pacific Energy Network) in 2018 to leverage his nearly 20 years of field and managerial experience in all aspects of home and business services, maintenance, and owner support. Since starting Modern Pro Solutions, a full-service residential and commercial rooftop solar energy company, Mr. Tetsch has led an ambitious vertical integration. In 2021, Modern Pro Solutions expanded its footprint from residential solar and structured a parent company that manages subsidiary roofing, solar, HVAC, smart home, business consulting, distribution, and business financing. Born into an Army family that helped instill the virtues of hard work, discipline, accountability, and leadership, Mr. Tetsch is intent on pioneering the integrated home services industry. His plans include expansion of MPS’s territory and partnerships, and authorized dealer relationships, and scaling the company’s manufacturing and distribution capabilities to combat supply chain inconsistencies. Mr. Tetsch is also intent on adding a range of services such as integrating and mobilizing, building data collected from internet-of-things-connected devices, building inspections, maintenance consulting, control and monitoring software, green mortgages and bringing consumer financing in house.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its consolidated financial statements are prepared in conformity with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of all subsidiaries.  All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, allowance for accounts receivable, depreciable lives of the web site, valuation of warrants and beneficial conversion feature debt discounts, valuation of derivatives, and valuation of share-based payments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Property, Equipment and Depreciation

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of three years for computer equipment, five years for office furniture and fixtures, and the lesser of the lease term or the useful life of the leased equipment. Leasehold improvements, if any, would be amortized over the lesser of the lease term or the useful life of the improvements. Expenditures for maintenance and repairs along with fixed assets below our capitalization threshold are expensed as incurred.

Discontinued operations

Pursuant to Accounting Standards Update No. 2014-08 the disposal of a component (including business activities) must be reported in discontinued operations only if the disposal represents a “strategic shift” that has or will have a major effect on the company’s operations and financial results. The sale of the Company’s battery project business and World of Beer taverns were determined to be a strategic shift and thusly its operations have been recorded as discontinued.

Accounting for Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for. The result of this accounting treatment is that under certain circumstances the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under this accounting standard are reclassified to liability at the fair value of the instrument on the reclassification date.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash, accounts payable, accrued expenses, deposits received from customers for layaway sales and short-term loans the carrying amounts approximate fair value due to their short maturities.

We follow accounting guidance for financial and non-financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Revenue Recognition

The Company recognized revenue for our services in accordance with ASC 605-10, “Revenue Recognition in Financial Statements.” Under these guidelines, revenue is recognized on transactions when all of the following exist:

persuasive evidence of an arrangement did exist, delivery of service has occurred, the sales price to the buyer is fixed or determinable and collectability is reasonably assured.

Restatements

All financial statements for prior periods have been restated to more accurately present financial condition. There has been no profit and loss impact on any prior period statements.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition provisions ASC Topic 505-50. The Company estimates the fair value of stock options at the grant date by using the Black-Scholes option-pricing model.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes”.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return.  The Company has no liability for uncertain tax positions as of June 30, 2022. Interest and penalties in any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor were any significant interest expense recognized during the twelve months ended June 30, 2022 and 2021.

Net Earnings (Loss) Per Share

In accordance with ASC 260-10, “Earnings Per Share,” basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period.

NOTE 3 – GOING CONCERN

The Company has not generated substantial revenues and has recurring net losses. For the nine months ended June 30, 2022 and 2021, net operating (loss) from continuing operations was $(492,331) and $(1,363,526) respectively.

In addition, as of June 30, 2022, the Company had an accumulated deficit and stockholders’ deficit of ($3,141,646) and ($1,270,851) respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to continue its operations is dependent on the execution of management’s plans, which include the raising of capital through the debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the consolidated financial statements.

There can be no assurances that the Company will be successful in generating additional cash from the equity/debt markets or other sources to be used for operations. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Based on the Company’s current resources, the Company will not be able to continue to operate without additional immediate funding. Should the Company not be successful in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all operational activities and/or contemplate the sale of its assets, if necessary.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is attempting to commence explorations and generate revenue; however, the Company’s future cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy in the exploration and development of its unproved properties and the Company’s ability to raise additional funds, until such time it is able to generate sufficient revenue to support its operations, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and in its ability to raise additional funds, until such time the Company can generate sufficient revenues to support its operations.

In the event the Company is unable to raise funding in the near term, we will not be able to pay our liabilities. In the event we are unable to raise adequate funding in the future for our operations and to pay our outstanding debt obligations, and if our current creditors elect to foreclose on the outstanding debts then owed, we would be forced to liquidate our assets or may be forced to seek bankruptcy protection, which could result in the value of our outstanding securities declining in value or becoming worthless.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - NET LOSS FROM DISCONTINUED OPERATIONS

For the period beginning July 1, 2020 through September 28, 2020, the operations of the taverns were part of the Company. Their results were as follows and are reported for the twelve months ended June 30, 2021:

Revenues	$866,998
Food and Beverage costs	203,530
Gross profit	663,468

Operating expenses
Labor	277,402
General and Administrative	359,468
Depreciation	47,500
Total Operating expenses	684,370

Net loss before non-controlling interest	(20,902)
Non-controlling interest	10,242

Net income from discontinued operations	$(10,660)

NOTE 5 - GAIN ON DISPOSITION OF NET ASSETS OF WORLD OF BEER TAVERNS

Upon the disposition of the net assets of the World of Beer taverns, the company recorded a net gain of $19,403,003 during the twelve months ended June 30, 2021 as follows:

Total assets disposed

Cash and Cash Equivalents	$80,550
Inventories	56,831
Prepaid Expenses	184,692
Total Current Assets	322,073

Fixed Assets- net	2,019,312
Deposits	50,498
Total Other Assets	2,069,810
Total Assets disposed	$2,391,883

Total liabilities disposed

Accounts Payable	$153,608
Accrued liabilities	338,310
Deferred Expenses	252,723
Derivative liabilities	1,698,667
Put premium on convertible notes	10,741,206
Loan payable to minority owners	294,032
Convertible Notes payable	5,679,119
Paycheck Protection Program note payable	351,064
Non-convertible notes payable	3,400,211
Minority interest	(1,114,054)
Total liabilities disposed	$21,794,886

Total liabilities disposed	$21,794,886
Total assets disposed	2,391,883
Gain on disposition of net assets	$19,403,003

NOTE 6 – ACCRUED EXPENSES

Accrued Expenses at June 30, 2022 and June 30, 2021 represent the following:

	June 30,
	2022	2021

Accrued compensation	$95,000	$98,703
Other	18,000	18,000
Total	$113,000	$116,703

Accrued compensation

Accrued compensation represents amounts owed to our Chief Executive.  $156,702 of this liability was put into a non-interest bearing note as of January 4, 2022. See Note 7 below.

NOTE 7 – CONVERTIBLE NOTES PAYABLE AND PUT PREMIUM ON STOCK SETTLED DEBT

The balances in convertible notes payable and put premium on stock settled debt at June 30, 2022 are as follows:

						Amount		Percentage of	Put premium
	Date	Maturity	Interest	Original	Current Amount	Assigned for	Carrying	Stock price used	on stock settled
Creditor	Issued	Date	Rate	amount	Outstanding	warrants	amount	for conversion	debt

Chris Harrison	4-Jan-21	4-Jan-22	8%	$100,000	$100,000	$-	$100,000	50%	$100,000
Jeff Canouse	4-Jan-21	4-Jan-22	12%	150,000	150,000	-	150,000	50%	150,000
JP Carey Enterprises, LTD	19-Feb-21	19-Feb-22	8%	3,450	3,450	-	3,450	60%	2,300
JP Carey Enterprises, LTD	12-Mar-21	12-Mar-22	8%	4,500	4,500	-	4,500	60%	3,000
Trillium Partners, LP	3-Jun-21	3-Jun-22	12%	26,500	26,500	-	26,500	60%	17,667
JP Carey Enterprises	11-Jun-21	11-Jun-22	12%	26,500	26,500	-	26,500	60%	17,667
Trillium Partners, LP	14-Jun-21	14-Jun-22	12%	62,500	62,500	-	62,500	60%	41,667
Frondeur Partners LLC	1-Nov-21	30-Sep-22	10%	25,000	25,000	-	25,000	70%	10,714
Frondeur Partners LLC	1-Dec-21	31-Oct-22	10%	25,000	25,000	-	25,000	70%	10,714
Frondeur Partners LLC	1-Jan-22	30-Nov-22	10%	25,000	25,000	-	25,000	70%	10,714
Jeffrey M Canouse	4-Jan-22	4-Jan-23	0%	156,702	156,702	-	156,702	70%	67,158
Frondeur Partners LLC	1-Feb-22	31-Dec-22	10%	25,000	25,000	-	25,000	70%	10,714
Frondeur Partners LLC	1-Mar-22	31-Jan-23	10%	25,000	25,000	-	25,000	70%	10,714
Frondeur Partners LLC	01-Apr-22	28-Feb-23	10%	25,000	25,000	-	25,000	70%	10,714
Frondeur Partners LLC	01-May-22	31-Mar-23	10%	25,000	25,000	-	25,000	70%	10,714
Trillium Partners, LP	13-May-22	13-May-23	12%	51,150	51,150	-	51,150	-	-
JP Carey Limited Partners, LP	13-May-22	13-May-23	12%	51,150	51,150	-	51,150	-	-
Frondeur Partners LLC	01-Jun-22	30-Apr-23	10%	25,000	25,000	(6,217)	18,783	70%	10,714

Total				$832,452	$832,452	$(6,217)	$826,235		$485,172

Chris Harrison Note

Upon leaving the company, Mr. Harrison received a note for services rendered of $100,000. The note bears interest at a rate of 8% and matures on January 4, 2022.  The note was originally convertible into common stock of the Company at the lower of seventy five percent (75%) of the closing bid price for the Company’s common stock on the date of this Note, or (b) fifty percent (50%) (“Discount”) of the lowest closing bid price for the Company’s common stock during the thirty (30) trading days immediately preceding the date of delivery by Holder to Company of the Conversion Notice. On June 30, 2021, Mr. Harrison signed an amendment to the Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of June 30, 2022, the conversion price is $.00005.

Jeffrey M. Canouse Note

Upon becoming Chief Executive of the Company, Mr. Canouse received a note of $150,000. The note bears interest at a rate of 12% and matures on January 4, 2022.  The note is convertible into common stock of the Company at the lower of seventy five percent (75%) of the closing bid price for the Company’s common stock on the date of this Note, or (b) fifty percent (50%) (“Discount”) of the lowest closing bid price for the Company’s common stock during the thirty (30) trading days immediately preceding the date of delivery by Holder to Company of the Conversion Notice.  On June 30, 2021, Mr. Canouse signed an amendment to the Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of June 30, 2022, the conversion price is $.00005.

JP Carey Enterprises, Inc. Note of February 19, 2021

On that date, the Company issued a note for $3,450 The Note is convertible into the Company’s common stock at a 40% discount to the lower of a) average of the lowest two closing bid price during the 10 trading days prior to conversion or b) $.001. On June 30, 2021, Management at JP Carey Enterprises, Inc. signed an amendment to the Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of March 31, 2022, the conversion price is $.00006. The interest rate on the note is 12%.

JP Carey Enterprises, Inc. Note of March 12, 2021

On that date, the Company issued a note for $4,500 The Note is convertible into the Company’s common stock at a 40% discount to the lower of a) average of the lowest two closing bid price during the 10 trading days prior to conversion or b) $.001. On June 30, 2021, Management at JP Carey Enterprises, Inc. signed an amendment to the

Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of June 30, 2022, the conversion price is $.00006. The interest rate on the note is 12%

Trillium Partners, LP. Note of June 3, 2021

On that date, the Company issued a note for $26,500 consisting of $25,000 in cash and $1,500 in Original issue discount (“OID”). The OID was charged to interest expense. The Note is convertible into the Company’s common stock at a 40% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. On June 30, 2021, Management at Trillium Partners, LP. signed an amendment to the Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of June 30, 2022, the conversion price is $.00006. The interest rate on the note is 12%

JP Carey Limited Partners, LP. Note of June 3, 2021

On that date, the Company issued a note for $26,500 consisting of $25,000 in cash and $1,500 in Original issue discount (“OID”). The OID was charged to interest expense. The Note is convertible into the Company’s common stock at a 40% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. On June 30, 2021, Management at JP Carey Enterprises, Inc. signed an amendment to the Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of June 30, 2022, the conversion price is $.00006. The interest rate on the note is 12%.

Trillium Partners, LP. Note of June 14, 2021

On that date, the Company issued a note for $62,500 consisting of $60,000 in cash and $2,500 in Original issue discount (“OID”). The OID was charged to interest expense. The Note is convertible into the Company’s common stock at a 40% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. On June 30, 2021, Management at Trillium Partners, LP signed an amendment to the Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of June 30, 2022, the conversion price is $.00006. The interest rate on the note is 12%.

Frondeur Partners, LLC Note of November 1, 2021

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2022, the conversion price is $.0007. The interest rate on the note is 10%.

Frondeur Partners, LLC Note of December 1, 2021

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2022, the conversion price is $.00007. The interest rate on the note is 10%.

Frondeur Partners, LLC Note of January 1, 2022

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2022, the conversion price is $.00007. The interest rate on the note is 10%.

Jeffrey M. Canouse Note of January 4, 2022

Mr. Canouse converted his accrued salary as of January 4, 2022, the one year anniversary of his becoming Chief Executive Officer into a note.  The balance of the liability on that date was $156,702.  The note is coverable into common stock at 30% discount to the average of the two low closing bid prices. As of June 30, 2022, the conversion price is $.00007. The note bears no interest.

Frondeur Partners, LLC Note of February 1, 2022

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2021, the conversion price is $.00007. The interest rate on the note is 10%.

Frondeur Partners, LLC Note of March 1, 2022

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2021, the conversion price is $.00007. The interest rate on the note is 10%.

Frondeur Partners, LLC Note of April 1, 2022

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2021, the conversion price is $.00007. The interest rate on the note is 10%.

Frondeur Partners, LLC Note of May 1, 2022

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2021, the conversion price is $.00007. The interest rate on the note is 10%.

Trillium Partners, LP. Note of May 13, 2022

On that date, the Company issued a note for $51,150 consisting of $45,000 in cash to the Company, $1,500 in legal fees and an Original issue discount (“OID”) of $4,650.   The OID was charged to interest expense. The Note is convertible into the Company’s common stock at $.00005 per share. The interest rate on the note is 12%

JP Carey Limited Partners, LP. Note of May 13, 2022

On that date, the Company issued a note for $51,150 consisting of $45,000 in cash to the Company, $1,500 in legal fees and an Original issue discount (“OID”) of $4,650. The OID was charged to interest expense. The Note is convertible into the Company’s common stock at $.00005 per share. The interest rate on the note is 12%.

Frondeur Partners, LLC Note of June, 2022

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2021, the conversion price is $.00007. The interest rate on the note is 10%.

At June 30, 2022, if all the convertible debt were converted, approximately 15 billion shares of common stock would be issued.

NOTE 8 - SALE OF SERIES C PREFERRED STOCK

The Preferred stock which was originally issued for the purchase of NJB 1 LLC were sold in a private transaction.  The purchasers listed below subsequently exchanged their shares for 2,000,000 shares of newly issued Series D preferred stock

Date	Seller	Buyer	Shares

9/3/21	Christopher Harrison	J.P. Carey Enterprises	10,000

10/19/21	New Jersey Battery Energy
	Storage Project 2, LLC	J.P. Carey Limited Partners	25,000

10/19/21	MSS Capital LLC	J.P. Carey Limited Partners	22,500

10/19/21	McCrae Associates, LLC	Trillium Partners, LP	10,000

10/19/21	Imperio Capital	Trillium Partners, LP	10,000
Total			77,500

Terms were privately negotiated.

NOTE 9 - CONSULTING CONTRACT

Consulting contract

Entrance into consulting agreement

Effective November 1, 2021 the Company entered into a consulting arrangement for $25,000 per month. Services to be provided include financial statement preparation, providing support for regulatory filings including the Regulation A financing and preparing financial analysis work to assist the Company in raising capital efficiently amongst other items.

NOTE 10 – STOCKHOLDERS’ DEFICIT

Common stock

There are 25,000,000,000 shares of common stock authorized of June 30, 2022. At June 30, 2022 and June 30, 2020, there were 6,564,838,949and 3,001,563,774, shares of Common stock outstanding, respectively. As of the date of this report, there are 6,564,838,949 shares of common stock outstanding. The Company increased its shares authorized from 5 billion to 12 billion on August 19, 2021. On December 15, 2021, the Company increased its authorized common shares outstanding from 12 billion to 25 billion.

Common shares outstanding -fully diluted as of June 30, 2022:

Shares outstanding	6,564,838,949
Conversion of convertible debt	15,334,398,317
Conversion of Series C Preferred stock	1,340,722,177
Conversion of Series D Preferred stock	30,769,230,769
54,009,190,212

For purposes of this calculation, shares to be issued under the remaining Series A and Series B Preferred stock issuances are omitted due to their immateriality.

Preferred Stock

Here is a summary of the Company’s outstanding preferred stock.

Series A 8% Convertible Preferred Stock

On September 17, 2013 the Company filed the Series A 8% Convertible Preferred Stock Certificate of Designation with the Secretary of State of Nevada (the “Certificate of Designation”) authorizing 100,000 shares of Series A Convertible Preferred Stock and establishing the rights, preferences, privileges and obligations thereof.

As set forth in the Certificate of Designation, the holders of Series A Convertible Preferred Stock are entitled to receive, when and as declared by the Board of Directors out of funds legally available therefore, and the Company is obligated to accrue, quarterly in arrears on June 30, September 30, September 30, and December 31 of each year, cumulative dividends on the Series A Preferred Stock at the rate per share equal to eight percent (8%) per annum on the Stated Value, payable in common stock valued at the closing trade price per share on the last trading day of the calendar quarter. Through the Balance sheet date, the holders of the Series A Preferred Stock have waived all dividends.  There is no guarantee they will do so going forward. The Series A Convertible Preferred Stock does not have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, either by written consent or by proxy. So long as any shares of Series A Preferred Stock are outstanding, the Company does not have the right to, and cannot cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series A Preferred Stock, (d) increase the authorized or designated number of shares of Series A Preferred Stock, (e) issue any additional shares of Series A Preferred Stock (including the reissuance of any shares of Series A Preferred Stock converted for Common Stock) or (f) enter into any agreement with respect to the foregoing. Each share of Series A Convertible Preferred Stock is convertible into 1,000 shares of Common Stock.  On February 25, 2022, an investor exchanged 12,836 shares of Series A Preferred stock for 333,333 shares of newly issued Series D Preferred stock

Series B Convertible Preferred Stock

On April 21, 2015, the Company issued 51 shares of Series B Convertible Preferred Stock to Attitude Drinks Incorporated.  At the time, the Company accounted for approximately $1,000,000 in additional paid in capital due to its issuance.  Each share has a par value of $0.0001 and a stated value of $1,000 per share. Unless in the event of liquidation, holders shall not be entitled to receive dividends. Each one (1) share of the Series B Preferred Stock shall have voting rights equal to (x) (i) 0.019607 multiplied by the aggregate total of (A) the issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote, plus (B) the number of votes which all other series or classes of securities other than this Series B Preferred Stock are entitled to cast together with the holders of Common Stock at the time of the relevant vote (the amount determined by this clause (i), the “Numerator”), divided by (ii) 0.49, minus (y) the Numerator.

The series B Preferred stock was owned by former Chief Executive Officer, Jeffrey M Canouse on June 30, 2022.  Mr. Canouse assigned all 51 shares to our current Chief Executive Officer, Robert W. Tetsch, on August 8, 2022.

Series C Preferred stock

Originally, 100,000 shares of Series C Preferred stock were issued as part of the NJB1 LLC purchase. See Note 1 above. On February 25, 2022, 85,008 shares of those shares were exchanged for Series D preferred stock. See Note 8 above. Currently 2,500 shares of Series C preferred stock remain.

Series D Preferred stock

On February 25, 2022 the owners of the 77,500 shares of Series C preferred stock plus  (See Note 7)  plus another owner of 7,508 shares plus an owner of 12,836 shares of Series A Preferred stock exchanged their shares for newly issued Series D Preferred stock as follows:

Entity	Series A	Series C	Series D
JP Carey Limited Partners, LLC	-	(57,500)	1,000,000
Oscaleta Partners, LLC	-	(7,508)	333,333
Livingston Asset Management LLC	(12,836)	-	333,333
Trillium Partners, LP	-	(20,000)	333,334
Total	(12,836)	(85,008)	2,000,000

Shares authorized and par value:

Preferred Series Class	Shares authorized	Par value

Series A	100,000	$.0001
Series B	51	$.0001
Series C	100,000	$.001
Series D	2,000,000	$.001

Shares outstanding:

Preferred Series Class	June 30, 2022	June 30, 2022

Series A	85,164	98,000
Series B	51	51
Series C	2,500	100,000
Series D	2,000,000	-0-

Common shares to be issued upon conversion:

Preferred Series Class	June 30, 2022	June 30, 2022

Series A	85 million	98 million
Series B	51	51
Series C (including accrued dividends)	1.3 billion	38.1 billion
Series D	31 billion	-

NOTE 11 - GAIN ON RETIREMENT OF DEBT

In August 2021, we issued our legal counsel a $25,000 note for legal services associated with our Regulation A filing.  During the fourth quarter of Fiscal year 2022, he accepted $15,000 cash as full payment on account.  The Company recorded a $10,000 gain for the difference between the amount paid and the face value of the note and a $25,000 gain on the elimination of the put premium for stock settled debt.  Thusly, a gain of $35,000 was recorded.

NOTE 12 - INCOME TAXES

In accordance with ASC 740, we are required to recognize the impact of an uncertain tax position in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. An uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained upon examination by the tax authorities. We had no unrecognized tax benefits from uncertain tax positions as of December 31, 2020 and 2019. It is also our policy, in accordance with authoritative guidance, to recognize interest and penalties related to income tax matters in interest and other expense in our Statements of Operations.

Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. As a result of our cumulative losses, management has concluded that a full valuation allowance against our net deferred tax assets is appropriate.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21%.

The provision for income taxes on our loss from continuing operations for the fiscal years ended June 30, 2021 is as follows:

	Income tax	Percentage
	Expense	of
	Reconciliation	taxable income

Book net income	$(652,040)	100.0%
Gain on retirement of debt	(35,000)	5.4%
Interest expense from put premium on stock settled debt	131,444	(20.2)%
Original issue discount expensed	9,300	(1.4)%
Taxable net income	$(546,296)	83.8%

Change in Valuation allowance	142,774	(21.9)%
Income tax expense based on taxable net income	(142,774)	21.9%
Income tax expense	$-	0.0%

Federal income tax rate	21.0%
Incremental state income tax rate	6.5%
Impact of Federal rate	(1.4)%
Marginal income tax rate	26.1%

NOTE 13 - COVID-19

The Company’s new business maybe significantly affected due to the COVID-19 social distancing requirements mandated by the federal, state and local governments where the Company’s operations occur. For some businesses, like the Company’s, much of its core business operations cannot always be done through “virtual” means, and even when this is possible, it requires significant capital and time to achieve. If the Company is unable to meet the demand for its products due to limited capital or limited staff because of social distancing, or other changes required in order to comply with the ongoing federal, state and local governmental orders related to COVID-19, the Company’s ability to expand its business and market will be at risk.

NOTE 14 - IMPACT OF CLIMATE CHANGE

The Financial Stability Board created the Task Force on Climate-related Financial Disclosures (TCFD) to improve and increase reporting of climate-related financial information. The TCFD requires that the impact of climate change upon risk assessment, capital allocation and strategic planning be discussed.

At this time, the impact cannot be determined.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals.

The Company has concluded that there are no material commitments or contingencies to be reported at this time

NOTE 16 - SUBSEQUENT EVENTS

Purchase of MPS

On August 8, 2022, Harrison, Vickers & Waterman, Inc., a Wyoming corporation (“HVCW”), PEN Merger Sub, LLC, a California limited liability company (“Merger Sub”), Pacific Energy Network LLC, a California limited liability company (“PEN”), and Robert William Tetsch on behalf of the members of PEN, (the “Merger”) officially closed on the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) which was executed July 15, 2022.

Pacific Energy Network (PEN) is a California based parent company of several subsidiary LLC’s that manage solar, roofing, HVAC, security, distribution, consulting, lead generation, marketing, sales, data, software and mortgage divisions. Founded in 2018, PEN has quickly become one of the largest and most successful home services companies in the nation with a footprint across multiple states. With a focus on customer satisfaction and strategic business planning, PEN has grown into a multi-product business that has increased revenue year over year and expanded its reach into new markets across the United States.

The Merger Agreement provided that, upon the closing, the Merger Sub was merged with and into PEN, with PEN continuing as a wholly owned subsidiary of HVCW, but with the management of PEN taking over voting control of HVCW.

The Merger Agreement was forwarded to the California Secretary of State for filing and issuance of a Certificate of Merger.  The Merger was approved by the stockholders of HVCW and the members of PEN. The Merger Agreement was approved, authorized and agreed to by the boards of directors of each of HVCW and PEN.

Effective on August 8, 2022, Jeffrey M. Canouse, sole Officer and Director and Majority Shareholder of HVCW, appointed Robert W. Tetsch as sole Officer and Director of HVCW as his successor as his last official act and resigned as a condition of the Merger.

Also, effective on August 8, 2022, Jeffrey M. Canouse, assigned all 51 shares of HVCW’s Series B Preferred Stock, giving Robert Tetsch majority voting control of HVCW.

In consideration for the contribution of net assets of PEN, the Company issued 10,000 shares of Series F Preferred stock convertible into 85% of the Company’s outstanding common stock. In consideration for consulting and advisory services provided for the transaction, the Company issued 10,000 shares of Series G Preferred stock, convertible into 10% of the Company’s outstanding common stock.

Departure of Jeffrey M. Canouse and Appointment of Robert Tetsch

Effective on August 8, 2022, Jeffrey M. Canouse, Sole Officer and Director of HVCW resigned from his positions, and the Board of Directors accepted the appointment of Robert Tetsch, as the Company’s new Sole Officer and Director to replace Mr. Canouse on that date.

Mr. Canouse’s resignation was not due to any disagreement with the Company or its Board of Directors.

Robert Tetsch (35) is a self-taught business visionary. He founded Modern Pro Solutions (formerly Pacific Energy Network) in 2018 to leverage his nearly 20 years of field and managerial experience in all aspects of home and business services, maintenance, and owner support. Since starting Modern Pro Solutions, a full-service residential and commercial rooftop solar energy company, Mr. Tetsch has led an ambitious vertical integration. In 2021, Modern Pro Solutions expanded its footprint from residential solar and structured a parent company that manages subsidiary roofing, solar, HVAC, smart home, business consulting, distribution, and business financing. Born into an Army family that helped instill the virtues of hard work, discipline, accountability, and leadership, Mr. Tetsch is intent on pioneering the integrated home services industry. His plans include expansion of MPS’s territory and partnerships, and authorized dealer relationships, and scaling the company’s manufacturing and distribution capabilities to combat supply chain inconsistencies. Mr. Tetsch is also intent on adding a range of services such as integrating and mobilizing, building data collected from internet-of-things-connected devices, building inspections, maintenance consulting, control and monitoring software, green mortgages and bringing consumer financing in house.

Issuance of Convertible debt

On August 1, 2022, the Company issued a note for $50,000 for consulting services to Frondeur Partners LLC. The Note is convertible into the Company’s common stock at a 70% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. The interest rate on the note is 10%.

Harrison Vickers and Waterman, Inc.

Consolidated Balance Sheet

30-Jun-22

(Pro-forma basis)

(Unaudited)

	Pacific Energy Network, LLC	Harrison Vickers & Waterman, Inc.	ELIMINATIONS	June 30, 2022
Assets
Cash	$473,308	$60,016	$-	$533,324
Due from related party	134,099	-	-	134,099
Employee cash advances	4,950	-	-	4,950
Accounts receivable	722,460	-	-	722,460
Other Current Assets	20,427	-	-	20,427
Total Current Assets	$1,355,243	$60,016	$-	$1,415,259

Net Fixed Assets	1,427,695	-	-	1,427,695
Other Assets	41,382	-	-	41,382
Total Non- current assets	1,469,077	-	-	1,469,077
Total Assets	$2,824,319	$60,016	$-	$2,884,336

Liabilities
Accounts Payable	$1,851,158	$-	$-	$1,851,158
Accrued expenses	379,642	172,951	-	552,593
Line of credit	1,400,000	-	-	1,400,000
Factor payable	764,373	-	-	764,373
Convertible notes payable, net of warrants of $6,217	-	826,235	-	826,235
Put premium on stock settled debt		485,172	-	485,172
Payroll protection program	254,681		-	254,681
Capital lease liability	558,694		-	558,694
Total Current Liabilities	5,208,548	1,484,358	-	6,692,906
SBA loan	500,000	-	-	500,000
Other borrowings	500,000	-	-	500,000
Total long-term liabilities	1,000,000	-	-	1,000,000
Total liabilities	6,208,548	1,484,358	-	7,692,906

Preferred Stock- Series A, 8% convertible preferred stock, stated value, $1,000, 85,164 shares outstanding		7	-	7
Preferred Stock- Series B preferred stock, stated value, $1,000, 51 shares outstanding		-	-	-
Preferred Stock- Series C, 8% convertible preferred stock, stated value, $1,000, 2,500 shares outstanding		3	-	3
Preferred Stock- Series D, 3% convertible Preferred stock, 2,000,000 shares outstanding, stated value $1		2,000	-	2,000
Series F Preferred stock- 10,000 shares outstanding, $.001 par value			10	10
Series G Preferred stock- 10,000 shares outstanding, $.001 par value			10	10
Preferred dividends paid		(111,107)	-	(111,107)
Common stock, par value $.0001, 25,000,000,000 shares authorized, 6,564,838,949 shares outstanding		656,484		656,484
Additional paid-in capital		1,329,625	(20)	1,329,605
Accumulated deficit	(3,384,229)	(3,301,354)		(6,685,583)
Total stockholders’ deficit	(3,384,229)	(1,424,342)	-	(4,808,571)
Total Liabilities & Equity	$2,824,319	$60,016	$-	$2,884,336

Harrison Vickers and Waterman, Inc.

Consolidated Balance Sheet

30-Jun-21

(pro-Forma basis)

(Unaudited)

	Pacific Energy Network, LLC	Harrison Vickers & Waterman, Inc.	ELIMINATIONS	June 30, 2022
Assets
Cash	$356,200	$52,869	$-	$409,069
Due from related party	62,962	-	-	62,962
Employee cash advances	29,800	-	-	29,800
Total Current Assets	$448,962	$60,016	$-	$501,831

Net Fixed Assets	37,107	-	-	37,107
Other Assets	14,560	-	-	14,560
Total Non- current assets	51,667	-	-	51,667
Total Assets	$500,629	$52,869	$-	$553,498

Liabilities
Accounts Payable	$192,324	$-	$-	$192,324
Accrued expenses	51,580	116,703	-	168,283
Accrued Interest	-	13,545	-	13,545
Paycheck protection program payable	331,015	-		331,015
Convertible notes payable- current	-	378,450	-	378,450
Put premium on stock settled debt	-	332,300	-	332,300
Total Current Liabilities	574,919	840,998	-	1,415,917
SBA loan	149,900	-	-	149,900
Total long-term liabilities	149,900	-	-	149,900
Total liabilities	724,819	840,998	-	1,565,817

Preferred Stock- Series A, 8% convertible preferred stock, stated value, $1,000 shares outstanding	-	10	-	10
Preferred Stock- Series B preferred stock, stated value, $1,000, 51 shares outstanding	-	-	-	-
Preferred Stock- Series C, 8% convertible preferred stock, stated value, $1,000 shares outstanding	-	100	-	100
Series F Preferred stock- 10,000 shares outstanding, $.001 par value	-	-	10	10
Series G Preferred stock- 10,000 shares outstanding, $.001 par value	-	-	10	10
Common stock, par value $.0001, 25,000,000,000 shares authorized, 3,001,563,744 shares outstanding	-	300,156	-	300,156
Additional paid-in capital	-	1,560,920	(20)	1,560,900
Accumulated deficit	(224,190)	(2,649,315)	-	(2,873,505)
Total stockholders’ deficit	(224,190)	(788,129)	-	(1,012,319)
Total Liabilities & Equity	$500,629	$52,869	$-	$553,498

Harrison Vickers and Waterman, Inc.

Consolidated Statement of Operations

Twelve months ended June 30, 2022

(Unaudited)

(Pro-Forma)

	Pacific Energy Network, LLC	Harrison Vickers & Waterman, Inc.	ELIMINATIONS	June 30, 2022
Revenues
Net Sales	$16,560,280	$-	$-	$16,560,280
Cost of goods sold	(12,048,335)			(12,048,335)
Gross Profit	4,511,945	-	-	4,511,945
Operating Expenses
Wages and related expenses	3,944,236	210,000	-	4,154,236
Sales and marketing expenses	374,135	-	-	374,135
General and administrative	2,854,114	40,353	-	2,894,466
Depreciation and Amortization	79,568	-	-	79,568
Consulting expense	-	200,000	-	200,000
Bad debt expense	-	-	-	-
Total Operating Expenses	7,252,052	450,353	-	7,702,405
Net operating profit (loss)	(2,740,107)	(450,353)	-	(3,190,460)
Other Income (Expense)
Other income	(55,500)	-	-	(55,500)
Interest expense	(426,116)	(236,687)	-	(662,803)
Loss on disposal of asset	(13,297)	-	-	(13,297)
Forgiveness of PPP note	74,982	-	-	74,982
Gain on retirement of debt		35,000	-	35,000
Total Other Income (Expense)	(419,931)	(201,687)	-	(621,618)

Net income before income taxes	(3,160,039)	(652,040)	-	(3,812,078)

Provision for Income Taxes	-	-	-	-
Net loss	$(3,160,039)	$(652,040)	$-	$(3,812,078)

Weighted average shares outstanding				5,045,998,498

Net loss per share				$(0.00)

Harrison Vickers and Waterman, Inc.

Consolidated Statement of Operations

Twelve months ended June 30, 2022

(Pro-Forma)

(Unaudited)

	Pacific Energy Network, LLC	Harrison Vickers & Waterman, Inc.	ELIMINATIONS	June 30, 2021
Continuing Operations:
Revenues
Net Sales	$3,400,037	$-	$-	$3,400,037
Cost of goods sold	(696,500)			(696,500)
Gross Profit	2,703,537	-	-	2,703,537
Operating Expenses
Wages and related expenses	2,083,074	338,694	-	2,421,768
Sales and marketing expenses	369,449		-	369,449
General and administrative	618,782	19,581	-	638,363
Owner related expenses	-		-	-
Consulting expense	-		-	-
Bad debt expense		-	-	-
Total Operating Expenses	3,092,586	358,275	-	3,450,861
Net operating profit (loss)	(389,048)	(358,275)	-	(747,323)
Other Income (Expense)
Other income	3,000		-	3,000
Interest expense		(200,675)	-	(200,675)
Amortization of debt discounts		(59,394)	-	(59,394)
Gain on change of accounting methodology for debt instruments with equity characteristics		623,403	-	623,403
Change in fair value of derivative liability				-
Gain on retirement of debt				-
Change in derivative liability		(890,309)	-	(890,309)
Total Other Income (Expense)	3,000	(526,975)	-	(523,975)

Net income before income taxes from continuing operations	(386,048)	(885,250)	-	(1,271,298)
Provision for Income Taxes	-	-	-	-

Net loss from continuing operations	$(386,048)	$(885,250)	$-	$(1,271,298)
Net income from Discontinued operations:
Net income from Discontinued operations	-	(10,660)	-	(10,660)
Gain on disposition of net assets	-	19,403,003	-	19,403,003
Net income from Discontinued operations	-	19,392,343	-	19,392,343

Net income	$(386,048)	$18,507,093	$-	$18,121,045

Weighted average shares outstanding- Basic				2,833,665,964

Weighted average shares outstanding- fully diluted				41,395,531,445
Net income per share- Basic				$0.01
Net income per share- Fully diluted				$0.00

Harrison, Vickers & Waterman, Inc.

Statement of Change in Stockholders’ Deficiency

June 30, 2021 through June 30, 2022

(Unaudited)

	Preferred Stock												Common Stock
	Series A Par Value $.0001		Series B Par Value $.0001		Series C Par Value $.001		Series D Par Value $.001		Series F Par Value $.001		Series G Par Value $.001		Par Value $.0001
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Dividends on Preferred stock	Accumulated Deficit	Total Stockholders’ Deficiency

Balance at June 30, 2021	98,000	$ 10	51	$ 0	100,000	$ 100	-	$ -	10,000	$ 10	10,000	$ 10	3,001,563,744	$ 300,156	$ 1,560,900	$ -	$ (2,873,505)	$ (1,012,318)
Issuance of shares for extinguishment of convertible preferred stock and accrued dividends	-	-	-	-	(12,492)	(12)	-	-	-	-	-	-	3,371,095,980	337,110	(225,990)	(111,107)	-	-
Exchange of Series A and Series C Preferred stock for newly issued Series D Preferred stock	(12,836)	(1)			(85,008)	(85)	2,000,000	2,000	-	-	-	-	-		(1,914)	-	-	-
Exchange of Series A and Series C Preferred stock for newly issued Series D Preferred stock	-	-	-	-	-	-	-	-	-	-	-	-	192,179,195	19,218	(9,609)	-	-	9,609
Warrants issued on consulting notes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	6,217	-	-	6,217
Net income, twelve months ended June 30, 2022	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,812,078)	(3,812,078)
Balance at June 30, 2022	85,164	$ 9	51	$ 0	2,500	$ 3	2,000,000	$ 2,000	10,000	$ 10	10,000	$ 10	6,564,838,919	$ 656,484	$ 1,329,605	$ (111,107)	$ (6,685,583)	$ (4,808,570)

Pacific Energy Network, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Twelve months ended June 30, 2022 and 2021

(Unaudited) (Pro-Forma)

	Pacific Energy Network, LLC	Harrison Vickers & Waterman, Inc.	ELIMINATIONS	June 30, 2022
OPERATING ACTIVITIES
Cash flow from Operations from Discontinued operations	$-	$-	$-	$-
Net income from continuing operations	(3,160,039)	(652,040)	-	(3,812,078)
Depreciation Expense	79,568	-	-	79,568
Expenses incurred on extinguishment of debt		1,500	-	1,500
Gain in change of methodology for debt instruments with equity characteristics		-	-	-
Note issued for legal services		25,000		-
Change in fair value of derivative liability’		-		-
Amortization of discount on convertible debt		-	-	-
Notes issued for consulting services		200,000		200,000
Accrued interest on debt		49,514	-	49,514
Original issue discount and legal fees expensed		12,300	-	12,300
PPP loan forgiveness	(74,982)	-	-	(74,982)
Gain on retirement of note	13,297	(35,000)	-	(21,703)
Put premium on stock settled debt		177,872	-	177,872
Accrued compensation expense		153,000	-	-
Change in Working capital items:
Due from related party	(71,137)	-	-	(71,137)
Employee cash advances	24,850	-	-	24,850
Accounts receivable	-	-	-	-
PPP loan recorded as revenue	(148,215)	-	-	(148,215)
Other Current Assets	(20,427)	-	-	(20,427)
Accounts Payable	1,658,834	-	-	1,658,834
Accrued expenses	328,061	-	-	328,061
Capital lease liability	558,694	-	-	558,694
Net cash flows from Operating activities	-	(67,853)	-	-

INVESTING ACTIVITIES
Purchase of fixed assets	(1,363,411)	-	-	(1,363,411)
Net cash flows from Investing activities	(1,363,411)	-	-	(1,363,411)

FINANCING ACTIVITIES
Line of credit	1,400,000	-		1,400,000
Loan from shareholder	500,000	-		500,000
Notes payable, net of repayment	764,373	75,000		839,373
SBA loan	350,100	-	-	350,100
CASH FLOWS FROM FINANCING ACTIVITIES	3,014,473	75,000	-	3,089,473

Net increase in Cash and Cash Equivalents	-	7,147	-	-
Cash and Equivalents, Beginning of period	356,200	52,869	-	409,069
Cash and Equivalents, End of period	356,200	$60,016	$-	409,069

Cash paid during the period for:
Interest				$-
Taxes				$-

Cash issued for extinguishment of preferred stock				$176,620
Cash issued for extinguishment of convertible debt				$9,609

NEW AMERICA ENERGY CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Twelve months ended June 30, 2021

(Pro-Forma)

(Unaudited)

	Pacific Energy Network, LLC	Harrison Vickers & Waterman, Inc.	ELIMINATIONS	June 30, 2021
OPERATING ACTIVITIES
Cash flow from Operations from Discontinued operations	$-	$21,098	$-	$21,098
Net income from continuing operations	(386,048)	18,507,093	-	18,121,045
Depreciation Expense	21,281		-	21,281
Expenses incurred on extinguishment of debt		6,500	-	6,500
Gain on disposition of net liabilities of taverns		(19,403,003)
Gain in change of methodology for
debt instruments with equity characteristics		(623,403)	-	(623,403)
Note issued for legal services		5,000		-
Change in fair value of derivative liability’		890,309		890,309
Amortization of discount on convertible debt		59,394	-	59,394
Accrued interest on debt		118,479	-	118,479
Original issue discount and legal fees expensed		5,500	-	5,500
Accrued expenses on legal fees		(42,000)	-	(42,000)
Accrued compensation expense		334,050	-	334,050
Put premium on stock settled debt		77,000	-	77,000
Change in Working capital items:
Due from related party	161,233		-	161,233
Employee cash advances	(26,000)		-	(26,000)
Prepaid Expense & Other	(14,560)		-	(14,560)
Other Current Assets	1,279		-	1,279
Accounts Payable	192,324		-	192,324
Accrued expenses	36,356		-	36,356
Change in working capital due to change from cash to accrual accounting	17,591		-	17,591
Net cash flows provided by Operating activities	3,456	(43,983)	-	(40,527)

INVESTING ACTIVITIES
Purchase of fixed assets	(51,288)	-	-	(51,288)
Cash on hand at disposition of taverns	-	(80,550)	-	(80,550)
Net cash flows from Investing activities	(51,288)	(80,550)	-	(131,838)

FINANCING ACTIVITIES
Factor payable
Payroll protection program	148,215	-	-	148,215
SBA loan	149,900	-	-	149,900
Proceeds from convertible notes payable		117,950	-	117,950
CASH FLOWS FROM FINANCING ACTIVITIES	298,115	117,950	-	416,065

Net increase in Cash and Cash Equivalents	250,283	(6,583)	-	243,700
Cash and Equivalents, Beginning of period	105,917	59,452	-	165,369
Cash and Equivalents, End of period	$356,200	$52,869	$-	$409,069

Cash paid during the period for:
Interest				$-
Taxes				$-

HARRISON, VIKERS & WATEMAN, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2022

NOTE 1 - NATURE OF OPERATIONS

Corporate History

We were incorporated on June 5, 2008, under the laws of the State of Nevada under the name Sharp Performance Inc. From inception until September 2013, our business focus was on the provision of consulting services to the American automotive industry. From September 2013 until April 21, 2015, we were primarily engaged in the business of making commercial secured real estate loans. On October 24, 2013, we changed our name to Harrison, Vickers & Waterman Inc. in conjunction with the change in our business focus.  On April 21, 2015, we commenced operations in a new line of business, the ownership of World of Beer taverns that serve craft and imported beer along with food and other spirits. We no longer are involved in the commercial secured real estate loans. On October 24, 2018, the Company entered into a Securities Exchange Agreement with NJ Battery Energy Storage Project 1, LLC. In January 2020, the assets of NJ Battery Energy Storage Project 1, LLC were sold and in September 2020, the net assets of the taverns were sold. Currently the Company has no operating business and is looking for acquisitions.

Acquisition of World of Beer

In April 2015, we entered into a Purchase Agreement (the “Purchase Agreement”), with the original shareholders of Attitude Beer Holdings, Inc. (“ABH”), namely, Attitude Drinks Incorporated, a Delaware corporation (“Attitude Drinks”), and two significant investors of ABH, pursuant to which the shareholders sold to us all of the outstanding shares of stock of ABH, and ABH thereupon became our wholly owned subsidiary. In consideration for the purchase of the shares of common stock of ABH, we issued: (i) to Attitude Drinks, 51 shares of our newly created Series B Preferred Stock of the Company (the “Series B Preferred Stock”) and a seven year warrant (the “B Warrant”) to purchase 5,000,000 shares of our common stock, par value $.0001 per share (the “Common Stock”), at an exercise price of $0.075 per share (subject to customary anti-dilution adjustments); (ii) to the significant investors, a secured convertible note of  approximately $2.2 million and warrants to purchase approximately 1.7 billion shares at $.0025 per share. The warrants have a seven-year life commencing April 20, 2015. These investors also acquired an Additional Investment Right to invest up to $5,000,000 on the same terms.

One of the investors acquired 32,300 shares of our Series A Preferred Stock (convertible into 32,300,000 shares of Common Stock) from HVW Holdings LLC “HVW”, an entity of which Mr. James Giordano, our prior Chief Executive Officer and prior Chairman of the Board, was the managing member, subject to the terms of a Purchase Agreement. Attitude Drinks purchased 87,990,000 shares of Common Stock from HVW Holdings LLC at a price of $65,000.

Sale of World of Beer

On September 28, 2020, the Company sold its interests in the West Hartford World of Beer, and Cambridge Craft restaurants. Concurrent with this sale, the Purchaser also assumed all of the debt associated with the taverns with the exception of $5,000.

Acquisition of NJ Battery Energy Storage Project 1, LLC (NJB 1, LLC)

On October 24, 2018, the Company entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”) with NJB 1, LLC, its Members, and various securities holders of the Company, under which the Company purchased approximately 80% of the LLC Membership Interest of NJB 1, LLC in exchange for the issuance of 100,000 Shares of newly issued Series C Convertible Preferred Stock.  With the exception of 2,500 shares, all the shares held by the former owners of NJB 1, LLC were sold in September and October 2021 per Note 7 below. On February 25, 2022, those shares were exchanged for newly issued Series D Preferred stock

Sale of NJ Battery Energy Storage Project 1, LLC

In January 2020, the Company sold its rights to the Battery Project and paid the proceeds of $75,000 to the prior owners of the Battery project.  All liabilities and assets were extinguished from the Company’s financial statements and the Battery project’s operations were deemed to be discontinued.  There had been some dispute in regards to the

Series C Preferred shares owned by the formers owners of the Battery project. During September 2021, 10,000 shares of the Series C Preferred stock owned by Chris Harrison were sold to outside investors, and in October 2021, 67,500 shares were sold to outside investors. (See Note 8)

Acquisition of MPS

On August 8, 2022, Harrison, Vickers & Waterman, Inc., a Wyoming corporation (“HVCW”), PEN Merger Sub, LLC, a California limited liability company (“Merger Sub”), Pacific Energy Network LLC, a California limited liability company (“PEN”), and Robert William Tetsch on behalf of the members of PEN, (the “Merger”) officially closed on the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) which was executed July 15, 2022.

Pacific Energy Network (PEN) is a California based parent company of several subsidiary LLC’s that manage solar, roofing, HVAC, security, distribution, consulting, lead generation, marketing, sales, data, software and mortgage divisions. Founded in 2018, PEN has quickly become one of the largest and most successful home services companies in the nation with a footprint across multiple states. With a focus on customer satisfaction and strategic business planning, PEN has grown into a multi-product business that has increased revenue year over year and expanded its reach into new markets across the United States.

The Merger Agreement provided that, upon the closing, the Merger Sub was merged with and into PEN, with PEN continuing as a wholly owned subsidiary of HVCW, but with the management of PEN taking over voting control of HVCW.

The Merger Agreement was forwarded to the California Secretary of State for filing and issuance of a Certificate of Merger.  The Merger was approved by the stockholders of HVCW and the members of PEN. The Merger Agreement was approved, authorized and agreed to by the boards of directors of each of HVCW and PEN.

Effective on August 8, 2022, Jeffrey M. Canouse, sole Officer and Director and Majority Shareholder of HVCW, appointed Robert W. Tetsch as sole Officer and Director of HVCW as his successor as his last official act and resigned as a condition of the Merger.

Also, effective on August 8, 2022, Jeffrey M. Canouse, assigned all 51 shares of HVCW’s Series B Preferred Stock, giving Robert Tetsch majority voting control of HVCW.

In consideration for the contribution of net assets of PEN, the Company issued 10,000 shares of Series F Preferred stock convertible into 85% of the Company’s outstanding common stock. In consideration for consulting and advisory services provided for the transaction, the Company issued 10,000 shares of Series G Preferred stock, convertible into 10% of the Company’s outstanding common stock.

Departure of Jeffrey M. Canouse and Appointment of Robert Tetsch

Effective on August 8, 2022, Jeffrey M. Canouse, Sole Officer and Director of HVCW resigned from his positions, and the Board of Directors accepted the appointment of Robert Tetsch, as the Company’s new Sole Officer and Director to replace Mr. Canouse on that date.

Mr. Canouse’s resignation was not due to any disagreement with the Company or its Board of Directors.

Robert Tetsch (35) is a self-taught business visionary. He founded Modern Pro Solutions (formerly Pacific Energy Network) in 2018 to leverage his nearly 20 years of field and managerial experience in all aspects of home and business services, maintenance, and owner support. Since starting Modern Pro Solutions, a full-service residential and commercial rooftop solar energy company, Mr. Tetsch has led an ambitious vertical integration. In 2021, Modern Pro Solutions expanded its footprint from residential solar and structured a parent company that manages subsidiary roofing, solar, HVAC, smart home, business consulting, distribution, and business financing. Born into an Army family that helped instill the virtues of hard work, discipline, accountability, and leadership, Mr. Tetsch is intent on pioneering the integrated home services industry. His plans include expansion of MPS’s territory and partnerships, and authorized dealer relationships, and scaling the company’s manufacturing and distribution capabilities to combat supply chain inconsistencies. Mr. Tetsch is also intent on adding a range of services such as integrating and mobilizing, building data collected from internet-of-things-connected devices, building inspections, maintenance consulting, control and monitoring software, green mortgages and bringing consumer financing in house.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company’s consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending of June 30.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, PEN, on a pro-forma basis and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company grants credit to customers under credit terms that it believes are customary in the industry. The Company assists the customer in finding the most economic financing terms available from outside lending forces. Loan terms vary based on the customer’s desires, system size and geographic deployment. However, the Company is usually paid within thirty days of signing a contract and bad debts have been minimal.

Net Fixed Assets

Our net Fixed assets are principally trucks and other equipment, which are used in installations of solar projects. While we consider the possibility unlikely, The Company reviews its net fixed assets for possible impairment or loss of value at least annually or more frequently upon the occurrence of an event or when circumstances indicate that a reporting unit’s carrying amount is greater than its fair value.

Net fixed assets are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful asset lives (five years for vehicles and trailers, fifteen years for leasehold improvements.)

Discontinued operations

Pursuant to Accounting Standards Update No. 2014-08 the disposal of a component (including business activities) must be reported in discontinued operations only if the disposal represents a “strategic shift” that has or will have a major effect on the company’s operations and financial results. The sale of the Company’s battery project business and World of Beer taverns were determined to be a strategic shift and thusly its operations have been recorded as discontinued.

Accounting for Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for. The result of this accounting treatment is that under certain circumstances the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under this accounting standard are reclassified to liability at the fair value of the instrument on the reclassification date.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Revenue Recognition

The Company recognizes revenue from interest income on consumer loans as the interest is earned. The Company’s revenue recognition policies comply with FASB ASC Topic 605. Revenue is recorded when earned, which is generally over the period services are provided and no contingencies exist.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Paycheck Protection Program Loan

The Company’s policy is to account for forgivable loans received through the Small Business Administration (SBA) under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) Paycheck Protection Program (PPP) as a contingent liability in accordance with Accounting Standards Codification (ASC) 450-30, Contingencies, and other related accounting pronouncements. The forgiveness of debt, in whole or in part, is recognized once the forgiveness is realized or realizable, which occurs when the Company believes all uncertainties regarding the final forgiveness of the loan are resolved. Any portion of debt forgiven, adjusted for accrued interest forgiven and unamortized debt issuance costs, is recorded as a gain on extinguishment of debt, and presented in the other income section of the statement of income. The Company has received two PPP loans (See Note 11). In 2021, the Company received partial forgiveness of $74,982 on one loan. The Company does not believe it is entitled to forgiveness on the existing notes.

Leases

In February 2016, the FASB updated the accounting guidance related to leases. The most significant change in the updated accounting guidance requires lessees to recognize lease assets and liabilities on the balance sheet for all operating leases with the exception of short-term leases. The standard also expands the disclosures regarding the amount, timing, and uncertainty of cash flows arising from leases. For a lessee, the recognition, measurement, and presentation of expenses and cash flows arising from a lease did not significantly change from previous guidance. We adopted the updated guidance on December 1, 2020 on a prospective basis and as a result, prior period amounts were not adjusted to reflect the impacts of the updated guidance.

Recent Accounting Pronouncements

Recent Accounting Pronouncements In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning January 1, 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures. In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for fiscal years beginning after December 15, 2020, including interim periods within those annual periods. The Company is currently evaluating the potential impact of this guidance on its consolidated financial statements. In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. The ASU is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements. Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

In April 2020, the FASB issued a Staff Q&A, Topic 842 and 840: Accounting For Lease Concessions Related to the Effects of the COVID-19 Pandemic in order to provide clarity regarding the accounting treatment for lease concessions provided as a result of COVID-19. Under existing lease guidance, changes to certain lease terms not specified in the original lease agreement require modification accounting treatment. To provide relief, the FASB Staff Q&A permits alternatives to modification accounting under Topic 842. For concessions related to the effects of the COVID-19 pandemic that do not result in a substantial increase in the rights of the lessor or our obligations as the lessee, we are not required to analyze each contract to determine whether enforceable rights and obligations for concessions exist in the lease agreement and can elect to apply or not apply the lease modification guidance in Topic 842. In fiscal year 2020 and 2021, no financial concessions had been taken by the Company or any of its subsidiaries.

In August 2020, the FASB issued ASU 2020-06, which amends the measurement and disclosure of convertible instruments, contracts in an entity’s own equity, and EPS guidance. The guidance can be adopted using a modified retrospective method or a fully retrospective method. The amendments are effective for fiscal years beginning after December 15, 2021 for public entities, excluding those that are smaller reporting companies. For all other entities the amendments are effective for fiscal years beginning after December 15, 2023. The Company does not expect the update to have a material impact on its consolidated financial statements and related disclosures.

In June, 2020 the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606). Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The Company adopted Topic 606 in September 2019,  and recognizes revenue when control of goods and services is transferred to customers. The Company recognizes revenue in accordance with ASC Topic 606. The Company recognizes revenue upon transfer of control of goods to customers.

In November, 2021, the Financial Accounting Standards Board (FASB) issued ASU 2021-10 Government Assistance (Topic 832) Disclosures by Business Entities about Government Assistance is effective for fiscal periods after December 15, 2021, for both public and private companies. The Company has not yet adopted this standard and has disclosed its financial assistance received in the form of Payroll Protection Program (PPP) and SBA Economic Injury Disaster (EIDL) Loans in accordance with Accounting Standards Codification (ASC) 470, Debt until the point of forgiveness and then as a government grant by analogy to International Accounting Standard (IAS) 20, Accounting for Government Grants and Disclosure of Government Assistance.

NOTE 3 – GOING CONCERN

The accompanying unaudited interim consolidated condensed financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company on a going-concern basis. The going concern basis assumes that assets are realized, and liabilities are extinguished in the ordinary course of business at amounts disclosed in the consolidated financial statements. The Company has incurred recurring losses from operations and has an accumulated deficit of ($6,685,583). The Company’s ability to continue as a going concern depends upon its ability to obtain adequate funding to support its operations through continuing investments of debt and/or equity by qualified investors/creditors, internally generated working capital and monetization of intellectual property assets. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management is currently pursuing a business strategy which includes raising the necessary funds to finance the Company’s development and marketing efforts.

NOTE 4 - ADVANCES TO RELATED PARTY

Advances to related party are amounts paid on behalf of our Chief Executive and Chief Financial Officer, Bobby Tetsch.  These amounts were lent at interest rates between 2.5% and 3.25% over a ten year term. and above the amount earned through his salary.  Mr. Tetsch has a management contract which pays him $400,000 per year It is anticipated that these amounts will be repaid in lieu of his salary.  Balances are as follows:

	June 30,	June 30,
	2022	2021

Advances to related party	$134,099	$62,962

NOTE 5- ACCOUNTS RECEIVABLE

Accounts receivable are at the operating LLCs of PEN. The Company grants credit to customers under credit terms that it believes are customary in the industry. The Company assists the customer in finding the most economic financing terms available from outside lending forces. Loan terms vary based on the customer’s desires, system size and geographic deployment. However, the Company is usually paid within thirty days of signing a contract and bad debts have been minimal.

The Company considers all receivables over 45 days to be past due. Management of the Company has not provided an allowance for doubtful accounts receivable at June 30, 2022 and 2021. Generally, the Company requires deposits against orders of up to 100% of the order value. Management considers all receivables collectable and are reflected at net realizable value. As of June 30, 2022 and June 30, 2021, the balances were as follows:

	June 30,	June 30,
	2022	2021

Accounts receivable	$722,460	$-

The increase in accounts receivable was principally due to the entrance into new markets and the change in business model.

NOTE 6 - NET FIXED ASSETS

The Company has the following fixed assets:

	June 30,	June 30,
	2022	2021
Furniture, fixtures and Equipment	$47,082	$17,782
Vehicles and Trailers	1,341,431	9,200
Leasehold improvements	121,922	-
Fixed assets gross	$1,510,434	$43,264
Accumulated depreciation	(82,739)	(6,156)
Fixed assets-net	$1,427,695	$37,107

Vehicles and furniture and fixtures are depreciated over a five year time frame. Leasehold improvements are depreciated over a fifteen year timeframe

NOTE 7 - ACCOUNTS PAYABLE

Accounts payable principally exist at our operating subsidiaries and are mostly for accrued wages and purchases of materials. As of June 30, 2022 and June 30, 2021, the balances were as follows:

	June 30,	June 30,
	2022	2021

Accounts payable	$1,851,158	$192,234

The increase in accounts payable was principally due to greater purchases of materials due to entrance into new markets as well as the change in the Company’s business model from solely a sales organization to a full-service provider.

NOTE 8 - ACCRUED EXPENSES

Accrued expenses principally exist at our operating subsidiaries and are mostly for accrued wages and purchases of materials. As of June 30, 2022 and June 30, 2021, the balances were as follows:

	June 30,	June 30,
	2022	2021

Accrued expenses	$492,642	$168,283

The increase in accrued expenses was principally due to greater accrued wages and fuel charges due to entrance into new markets and the change in business model from solely a sales organization to a full-service provider.

NOTE 9 - LINE OF CREDIT

On May 22, 2022, the Company established a line of credit with Trillium Partners, L.P. and J.P. Carey Limited Partners, L.P (collectively “the Lenders”).  Under the terms of the Line of Credit, the Company may draw up to $ 3,000,000 based upon 75% of eligible receivables from the Lenders.  The interest rate is .782% per seven days. Balances outstanding under the line of credit are as follows:

	June 30,	June 30,
	2022	2021

Line of credit	$1,400,000	$-

The term of the line of credit is two years.

NOTE 10 - FACTOR PAYABLE

The Company has the following notes payable outstanding at June 30, 2022:

	Execution	Original	Current
Creditor	Date	Amount	Amount	Weekly payment

Kalamata Capital	3-7-22	$ 444,500	$309,426	$ 8,549
Fresh Funding Solutions	4-7-22	387,000	286,044	8,413
IDEA 247, Inc.	3-3-22	300,000	168,903	7,712

Total		$1,131,500	$764,373	$ 24,674

NOTE 11 – CONVERTIBLE NOTES PAYABLE AND PUT PREMIUM ON STOCK SETTLED DEBT

The balances in convertible notes payable and put premium on stock settled debt at June 30, 2022 are as follows:

						Amount		Percentage of	Put premium
	Date	Maturity	Interest	Original	Current Amount	Assigned for	Carrying	Stock price used	on stock settled
Creditor	Issued	Date	Rate	amount	Outstanding	warrants	amount	for conversion	debt

Chris Harrison	4-Jan-21	4-Jan-22	8%	$100,000	$100,000	$-	$100,000	50%	$100,000
Jeff Canouse	4-Jan-21	4-Jan-22	12%	150,000	150,000	-	150,000	50%	150,000
JP Carey Enterprises, LTD	19-Feb-21	19-Feb-22	8%	3,450	3,450	-	3,450	60%	2,300
JP Carey Enterprises, LTD	12-Mar-21	12-Mar-22	8%	4,500	4,500	-	4,500	60%	3,000
Trillium Partners, LP	3-Jun-21	3-Jun-22	12%	26,500	26,500	-	26,500	60%	17,667
JP Carey Enterprises	11-Jun-21	11-Jun-22	12%	26,500	26,500	-	26,500	60%	17,667
Trillium Partners, LP	14-Jun-21	14-Jun-22	12%	62,500	62,500	-	62,500	60%	41,667
Frondeur Partners LLC	1-Nov-21	30-Sep-22	10%	25,000	25,000	-	25,000	70%	10,714
Frondeur Partners LLC	1-Dec-21	31-Oct-22	10%	25,000	25,000	-	25,000	70%	10,714
Frondeur Partners LLC	1-Jan-22	30-Nov-22	10%	25,000	25,000	-	25,000	70%	10,714
Jeffrey M Canouse	4-Jan-22	4-Jan-23	0%	156,702	156,702	-	156,702	70%	67,158
Frondeur Partners LLC	1-Feb-22	31-Dec-22	10%	25,000	25,000	-	25,000	70%	10,714
Frondeur Partners LLC	1-Mar-22	31-Jan-23	10%	25,000	25,000	-	25,000	70%	10,714
Frondeur Partners LLC	01-Apr-22	28-Feb-23	10%	25,000	25,000	-	25,000	70%	10,714
Frondeur Partners LLC	01-May-22	31-Mar-23	10%	25,000	25,000	-	25,000	70%	10,714
Trillium Partners, LP	13-May-22	13-May-23	12%	51,150	51,150	-	51,150	-	-
JP Carey Limited Partners, LP	13-May-22	13-May-23	12%	51,150	51,150	-	51,150	-	-
Frondeur Partners LLC	01-Jun-22	30-Apr-23	10%	25,000	25,000	(6,217)	18,783	70%	10,714

Total				$832,452	$832,452	$(6,217)	$826,235		$485,172

Chris Harrison Note

Upon leaving the company, Mr. Harrison received a note for services rendered of $100,000. The note bears interest at a rate of 8% and matures on January 4, 2022.  The note was originally convertible into common stock of the Company at the lower of seventy five percent (75%) of the closing bid price for the Company’s common stock on the date of this Note, or (b) fifty percent (50%) (“Discount”) of the lowest closing bid price for the Company’s common stock during the thirty (30) trading days immediately preceding the date of delivery by Holder to Company of the Conversion Notice. On June 30, 2021, Mr. Harrison signed an amendment to the Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of June 30, 2022, the conversion price is $.00005.

Jeffrey M. Canouse Note

Upon becoming Chief Executive of the Company, Mr. Canouse received a note of $150,000. The note bears interest at a rate of 12% and matures on January 4, 2022.  The note is convertible into common stock of the Company at the lower of seventy five percent (75%) of the closing bid price for the Company’s common stock on the date of this Note, or (b) fifty percent (50%) (“Discount”) of the lowest closing bid price for the Company’s common stock during the thirty (30) trading days immediately preceding the date of delivery by Holder to Company of the Conversion Notice.

On June 30, 2021, Mr. Canouse signed an amendment to the Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of June 30, 2022, the conversion price is $.00005.

JP Carey Enterprises, Inc. Note of February 19, 2021

On that date, the Company issued a note for $3,450 The Note is convertible into the Company’s common stock at a 40% discount to the lower of a) average of the lowest two closing bid price during the 10 trading days prior to conversion or b) $.001. On June 30, 2021, Management at JP Carey Enterprises, Inc. signed an amendment to the Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of March 31, 2022, the conversion price is $.00006. The interest rate on the note is 12%.

JP Carey Enterprises, Inc. Note of March 12, 2021

On that date, the Company issued a note for $4,500 The Note is convertible into the Company’s common stock at a 40% discount to the lower of a) average of the lowest two closing bid price during the 10 trading days prior to conversion or b) $.001. On June 30, 2021, Management at JP Carey Enterprises, Inc. signed an amendment to the Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of June 30, 2022, the conversion price is $.00006. The interest rate on the note is 12%

Trillium Partners, LP. Note of June 3, 2021

On that date, the Company issued a note for $26,500 consisting of $25,000 in cash and $1,500 in Original issue discount (“OID”). The OID was charged to interest expense. The Note is convertible into the Company’s common stock at a 40% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. On June 30, 2021, Management at Trillium Partners, LP. signed an amendment to the Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of June 30, 2022, the conversion price is $.00006. The interest rate on the note is 12%

JP Carey Limited Partners, LP. Note of June 3, 2021

On that date, the Company issued a note for $26,500 consisting of $25,000 in cash and $1,500 in Original issue discount (“OID”). The OID was charged to interest expense. The Note is convertible into the Company’s common stock at a 40% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. On June 30, 2021, Management at JP Carey Enterprises, Inc. signed an amendment to the Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of June 30, 2022, the conversion price is $.00006. The interest rate on the note is 12%.

Trillium Partners, LP. Note of June 14, 2021

On that date, the Company issued a note for $62,500 consisting of $60,000 in cash and $2,500 in Original issue discount (“OID”). The OID was charged to interest expense. The Note is convertible into the Company’s common stock at a 40% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. On June 30, 2021, Management at Trillium Partners, LP signed an amendment to the Note eliminating the closing price on the date of issuance as a possible conversion mechanism. As of June 30, 2022, the conversion price is $.00006. The interest rate on the note is 12%.

Frondeur Partners, LLC Note of November 1, 2021

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2022, the conversion price is $.0007. The interest rate on the note is 10%.

Frondeur Partners, LLC Note of December 1, 2021

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2022, the conversion price is $.00007. The interest rate on the note is 10%.

Frondeur Partners, LLC Note of January 1, 2022

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2022, the conversion price is $.00007. The interest rate on the note is 10%.

Jeffrey M. Canouse Note of January 4, 2022

Mr. Canouse converted his accrued salary as of January 4, 2022, the one year anniversary of his becoming Chief Executive Officer into a note.  The balance of the liability on that date was $156,702.  The note is coverable into common stock at 30% discount to the average of the two low closing bid prices. As of June 30, 2022, the conversion price is $.00007. The note bears no interest.

Frondeur Partners, LLC Note of February 1, 2022

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2021, the conversion price is $.00007. The interest rate on the note is 10%.

Frondeur Partners, LLC Note of March 1, 2022

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2021, the conversion price is $.00007. The interest rate on the note is 10%.

Frondeur Partners, LLC Note of April 1, 2022

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2021, the conversion price is $.00007. The interest rate on the note is 10%.

Frondeur Partners, LLC Note of May 1, 2022

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2021, the conversion price is $.00007. The interest rate on the note is 10%.

Trillium Partners, LP. Note of May 13, 2022

On that date, the Company issued a note for $51,150 consisting of $45,000 in cash to the Company, $1,500 in legal fees and an Original issue discount (“OID”) of $4,650.   The OID was charged to interest expense. The Note is convertible into the Company’s common stock at $.00005 per share. The interest rate on the note is 12%

JP Carey Limited Partners, LP. Note of May 13, 2022

On that date, the Company issued a note for $51,150 consisting of $45,000 in cash to the Company, $1,500 in legal fees and an Original issue discount (“OID”) of $4,650. The OID was charged to interest expense. The Note is convertible into the Company’s common stock at $.00005 per share. The interest rate on the note is 12%.

Frondeur Partners, LLC Note of June, 2022

On that date, the Company issued a note for $25,000 for consulting services. The Note is convertible into the Company’s common stock at a 30% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. As of June 30, 2021, the conversion price is $.00007. The interest rate on the note is 10%.

At June 30, 2022, if all the convertible debt were converted, approximately 15 billion shares of common stock would be issued.

NOTE 12- PAYROLL PROTECTION PROGRAM

The Company took out two loans under the Payroll Protection Program as follows

	Execution	June 30,	June 30,
Creditor	Date	2022	2021	Maturity Date

Note One	5-5-20	$ 106,466	$ 182,800	12-31-23
Note Two	2-18-21	148,215	148,215	2-18-26

Total		$ 254,681	$ 331,015

These loans bear interest at 1% and do not qualify for forgiveness. Note one was partially forgiven and Note two does not qualify for forgiveness.  Interest rates on the notes are 1% and have a five year term

NOTE 13- CAPITAL LEASE LIABILITY

Capital lease liability represent the leases on the Company’s vehicles.  Leases last for between 48 and 60 months.  All leases expire between May 31, 2026 and June 30, 2027.

	June 30,	June 30,
	2022	2021

Capital Lease liability	$558,694	$-

NOTE 14 - SMALL BUSINESS ADMINISTRATION (SBA) LOAN

The SBA Loan was originally dated on January 5, 2021 and was amended on July 3, 2021

	June 30,	June 30,
	2022	2021

SBA Loan	$500,000	$149,900

Terms are as follows:

Interest rate:	3.75%
Term:	0 years
Monthly payment:	$2,486 (beginning 18 months after the date of the original note)

NOTE 15 - OTHER BORROWINGS

Between April and June 2022, the Company borrowed $500,000 in three specific transactions from Kensington Financial, LLC. Interest accrues at 20% per annum.

	June 30,	June 30,
	2022	2021

Other borrowings	$500,000	$-

NOTE 16 - STOCKHOLDERS’ DEFICIT

Common stock

There are 25,000,000,000 shares of common stock authorized of June 30, 2022. At June 30, 2022 and June 30, 2020, there were 6,564,838,949and 3,001,563,774, shares of Common stock outstanding, respectively. As of the date of this report, there are 6,564,838,949 shares of common stock outstanding. The Company increased its shares authorized from 5 billion to 12 billion on August 19, 2021. On December 15, 2021, the Company increased its authorized common shares outstanding from 12 billion to 25 billion.

Common shares outstanding -fully diluted as of June 30, 2022:

Shares outstanding	6,564,838,949
Conversion of convertible debt	15,334,398,317
Conversion of Series C Preferred stock	1,340,722,177
Conversion of Series D Preferred stock	30,769,230,769
54,009,190,212

For purposes of this calculation, shares to be issued under the remaining Series A and Series B Preferred stock issuances are omitted due to their immateriality.

Preferred Stock

Here is a summary of the Company’s outstanding preferred stock.

Series A 8% Convertible Preferred Stock

On September 17, 2013 the Company filed the Series A 8% Convertible Preferred Stock Certificate of Designation with the Secretary of State of Nevada (the “Certificate of Designation”) authorizing 100,000 shares of Series A Convertible Preferred Stock and establishing the rights, preferences, privileges and obligations thereof.

As set forth in the Certificate of Designation, the holders of Series A Convertible Preferred Stock are entitled to receive, when and as declared by the Board of Directors out of funds legally available therefore, and the Company is obligated to accrue, quarterly in arrears on June 30, September 30, September 30, and December 31 of each year, cumulative dividends on the Series A Preferred Stock at the rate per share equal to eight percent (8%) per annum on the Stated Value, payable in common stock valued at the closing trade price per share on the last trading day of the calendar quarter. Through the Balance sheet date, the holders of the Series A Preferred Stock have waived all dividends.  There is no guarantee they will do so going forward. The Series A Convertible Preferred Stock does not have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, either by written consent or by proxy. So long as any shares of Series A Preferred Stock are outstanding, the Company does not have the right to, and cannot cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series A Preferred Stock, (d) increase the authorized or designated number of shares of Series A Preferred Stock, (e) issue any additional shares of Series A Preferred Stock (including the reissuance of any shares of Series A Preferred Stock converted for Common Stock) or (f) enter into any agreement with respect to the foregoing. Each share of Series A Convertible Preferred Stock is convertible into 1,000 shares of Common Stock.  On February 25, 2022, an investor exchanged 12,836 shares of Series A Preferred stock for 333,333 shares of newly issued Series D Preferred stock

Series B Convertible Preferred Stock

On April 21, 2015, the Company issued 51 shares of Series B Convertible Preferred Stock to Attitude Drinks Incorporated.  At the time, the Company accounted for approximately $1,000,000 in additional paid in capital due to its issuance.  Each share has a par value of $0.0001 and a stated value of $1,000 per share. Unless in the event of liquidation, holders shall not be entitled to receive dividends. Each one (1) share of the Series B Preferred Stock shall have voting rights equal to (x) (i) 0.019607 multiplied by the aggregate total of (A) the issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote, plus (B) the number of votes which all other series or classes of securities other than this Series B Preferred Stock are entitled to cast together with the holders of Common

Stock at the time of the relevant vote (the amount determined by this clause (i), the “Numerator”), divided by (ii) 0.49, minus (y) the Numerator.

The series B Preferred stock was owned by Chief Executive Officer, Jeffrey M Canouse on June 30, 2022. Mr. Canouse assigned all 51 shares to our current Chief Executive Officer, Robert W. Tetsch, on August 8, 2022.

Series C Preferred stock

Originally, 100,000 shares of Series C Preferred stock were issued as part of the NJB1 LLC purchase. See Note 1 above. On February 25, 2022, 85,008 shares of those shares were exchanged for Series D preferred stock. See Note 8 above. Currently 2,500 shares of Series C preferred stock remain.

Series D Preferred stock

On February 25, 2022 the owners of the 77,500 shares of Series C preferred stock plus (See Note 7) plus another owner of 7,508 shares plus an owner of 12,836 shares of Series A Preferred stock exchanged their shares for newly issued Series D Preferred stock as follows:

Entity	Series A	Series C	Series D
JP Carey Limited Partners, LLC	-	(57,500)	1,000,000
Oscaleta Partners, LLC	-	(7,508)	333,333
Livingston Asset Management LLC	(12,836)	-	333,333
Trillium Partners, LP	-	(20,000)	333,334
Total	(12,836)	(85,008)	2,000,000

Series F and Series G Preferred stock

In consideration for the contribution of net assets of PEN, the Company issued 10,000 shares of Series F Preferred stock convertible into 85% of the Company’s outstanding common stock. In consideration for consulting and advisory services provided for the transaction, the Company issued 10,000 shares of Series G Preferred stock, convertible into 10% of the Company’s outstanding common stock.

Shares authorized and par value:

Preferred Series Class	Shares authorized	Par value

Series A	100,000	$.0001
Series B	51	$.0001
Series C	100,000	$.001
Series D	2,000,000	$.001

Shares outstanding:

Preferred Series Class	June 30, 2022	June 30, 2022

Series A	85,164	98,000
Series B	51	51
Series C	2,500	100,000
Series D	2,000,000	-0-

Common shares to be issued upon conversion:

Preferred Series Class	June 30, 2022	June 30, 2022

Series A	85 million	98 million
Series B	51	51
Series C (including accrued dividends)	1.3 billion	38.1 billion
Series D	31 billion	-

NOTE 17 - NET LOSS FROM DISCONTINUED OPERATIONS

For the period beginning July 1, 2020 through September 28, 2020, the operations of the taverns were part of the Company. Their results were as follows and are reported for the twelve months ended June 30, 2021:

Revenues	$866,998
Food and Beverage costs	203,530
Gross profit	663,468

Operating expenses
Labor	277,402
General and Administrative	359,468
Depreciation	47,500
Total Operating expenses	684,370

Net loss before non-controlling interest	(20,902)
Non-controlling interest	10,242

Net income from discontinued operations	$(10,660)

NOTE 18 - GAIN ON DISPOSITION OF NET ASSETS OF WORLD OF BEER TAVERNS

Upon the disposition of the net assets of the World of Beer taverns, the company recorded a net gain of $19,403,003 during the twelve months ended June 30, 2021 as follows:

Total assets disposed

Cash and Cash Equivalents	$80,550
Inventories	56,831
Prepaid Expenses	184,692
Total Current Assets	322,073

Fixed Assets- net	2,019,312
Deposits	50,498
Total Other Assets	2,069,810
Total Assets disposed	$2,391,883

Total liabilities disposed

Accounts Payable	$153,608
Accrued liabilities	338,310
Deferred Expenses	252,723
Derivative liabilities	1,698,667
Put premium on convertible notes	10,741,206
Loan payable to minority owners	294,032
Convertible Notes payable	5,679,119
Paycheck Protection Program note payable	351,064
Non-convertible notes payable	3,400,211
Minority interest	(1,114,054)
Total liabilities disposed	$21,794,886

Total liabilities disposed	$21,794,886
Total assets disposed	2,391,883
Gain on disposition of net assets	$19,403,003

NOTE 19 - COMMITMENTS AND CONTINGENCIES – LEASES

The Company’s commitments and contingencies are principally on the Company’s vehicles as stated in Note 12

NOTE 20 – LEGAL PROCEEDINGS

As a commercial enterprise and employer, the Company is subject to various claims and legal actions in the ordinary course of business. These matters can include professional liability, employment-relations issues, workers’ compensation, tax, payroll and employee-related matters, other commercial disputes arising in the course of its business, and inquiries and investigations by governmental agencies regarding our employment practices or other matters. The Company is not aware of any pending or threatened litigation that it believes is reasonably likely to have a material adverse effect on its results of operations, financial position or cash flows.

NOTE 21 - INCOME TAX

In accordance with ASC 740, we are required to recognize the impact of an uncertain tax position in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. An uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained upon examination by the tax authorities. It is also our policy, in accordance with authoritative guidance, to recognize interest and penalties related to income tax matters in interest and other expense in our Statements of Operations.

Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. As a result of our cumulative losses, management has concluded that a full valuation allowance against our net deferred tax assets is appropriate.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The provision for income taxes on our loss from continuing operations for the fiscal years ended June 30, 2022 and 2021 is as follows:

	Year ended	Year ended
Reconciliation of book and	June 30,	June 30,
taxable income and tax expense	2022	2022

Book net income	$(3,160,039)	$(386,048)

Gain on retirement of PPP note	74,982	-

Taxable net income	$(3,085,057)	$(386,048)

Change in Valuation allowance	806,280	100,894

Income tax expense based on taxable net income	(806,280)	(100,894)

Income tax expense	$-	$-

The Company’s Effective tax rate was 0.0% for each of the two fiscal years ended June 30, 2022 and June 30, 2021. A reconciliation of the valuation allowance follows below:

Federal income tax rate	21.0%	21.0%
Incremental state income tax rate	6.5%	6.5%
Impact of Federal rate on state rate	-1.4%	-1.4%

Marginal income tax rate	26.1%	26.1%

NOTE 22 - COVID-19

The Company, like all enterprises, is currently dealing with the impact of COVID-19 on future prospects. Recent events such as the vaccinations mitigate, but do not eliminate, the possible adverse consequences to the domestic and international economies.  Recent increases in the Delta Variant of COVID-19 and the onset of the Omicron variant have resulted in greater infections and its ultimate impact cannot be ascertained.

NOTE 23 - IMPACT OF CLIMATE CHANGE

The Financial Stability Board created the Task Force on Climate-related Financial Disclosures (TCFD) to improve and increase reporting of climate-related financial information. The TCFD requires that the impact of climate change upon risk assessment, capital allocation and strategic planning be discussed.

At this time, the impact cannot be determined.

NOTE 24 – SUBSEQUENT EVENTS

Pursuant to ASC 855-10, the Company has evaluated all events or transactions that occurred from July 1, 2022 to the date of this report. The Company believes that the following events meet the criterion and require disclosure.

Incremental Borrowing

The Company borrowed $253,300 after June 30, 2022 as follows:

	Execution	Original
Creditor	Date	Amount

Lend Bug, LLC	7-27-22	$ 126,650
Advance Servicing, Inc.	7-27-22	126,650

Total		$ 253,300

Issuance of Convertible debt

On August 1, 2022, the Company issued a note for $50,000 for consulting services to Frondeur Partners LLC. The Note is convertible into the Company’s common stock at a 70% discount to the lowest closing bid price during the thirty (30) trading days prior to conversion. The interest rate on the note is 10%.